                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) December 31, 1998


                       BOBBY ALLISON WIRELESS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


        000-22251                                          65-0674664
       ------------                                    -------------------
       (Commission                                      (I.R.S. Employer
       file number)                                    Identification No.)


2055 LAKE AVENUE, S.E., SUITE A, LARGO, FL                    33771
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE       (727) 584-7902
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






                                                              Page 1 of 68 Pages
                                                    Index to Exhibits on Page 68

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Effective at 11:59 p.m. December 31, 1998, 2Connect Express, Inc., a Florida corporation (the "Registrant"), completed a merger ("Merger") with Bobby Allison Cellular Systems of Florida, Inc., a Florida corporation ("Bobby Allison"), whereby Bobby Allison was merged with and into 2Connect Acquisition Corp., a Florida corporation ("Acquisition") and a wholly-owned subsidiary of the Registrant formed for the purpose of the Merger, with Acquisition surviving the Merger.

         The Merger was effected pursuant to that certain Merger Agreement by and among the Registrant, Acquisition, Bobby Allison and all of the Shareholders of Bobby Allison (Robert L. McGinnis and James L. Ralph) dated May 1, 1998 ("Merger Agreement"), as amended October 26, 1998 ("Amendment"). Pursuant to the terms of the Merger Agreement, the following occurred: (i) Acquisition survives the Merger, remains a wholly owned subsidiary of 2Connect and has changed its name to "Bobby Allison Wireless, Inc."; (ii) the holders of the common stock of Bobby Allison, Messrs. McGinnis and Ralph, each received for such shares (A) 175,000 shares (350,000 in the aggregate) of the common stock of the Registrant, par value $.01 per share ("Common Stock") and (B) a $125,000 debenture ($250,000 in the aggregate) bearing interest at 7.5% per annum amortized over three (3) years; (iii) each share of the 15 outstanding shares of 7.5% Series A Convertible Preferred Stock of Bobby Allison was converted into a share of 7.5% Series A Convertible Preferred Stock of the Registrant, par value $1.00 per share ("Series A Preferred Stock") and each of which has a face value of $25,000 and is convertible into 4,166 shares of Common Stock or, in the aggregate, 62,490 shares of Common Stock; (iv) each share of the 50 outstanding shares of 7.5% Series B Convertible Preferred Stock of Bobby Allison was converted into a share of 7.5% Series B Convertible Preferred Stock of the Registrant, par value $1.00 per share ("Series B Preferred Stock") and each of which has a face value of $25,000 and is convertible into 4,166 shares of Common Stock or, in the aggregate, 208,300 shares of Common Stock; (v) Craig R. Heyward and F. Eugene Woodham resigned from the Board of Directors of 2Connect and Messrs. McGinnis and Ralph were elected to fill such vacancies and (vi) James S. Holbrook, Jr., former Chairman and CEO, and F. Eugene Woodham, former Secretary and Treasurer, resigned as officers of 2Connect and Robert L. McGinnis was appointed to serve as Chairman, CEO and Treasurer and James L. Ralph was appointed to serve as President and Secretary. They have also entered into employment contracts with the Registrant effective December 31, 1998. See Item 5 below for a description of the employment contracts.

         As a result of the Merger, the sole shareholders of Bobby Allison, Robert L. McGinnis and James L. Ralph, acquired control of the Registrant and the headquarters of the Registrant has been moved from 3500 Gateway Drive, Suite 101, Pompano Beach, Florida 33069 to the space occupied by Bobby Allison at 2055 Lake Avenue, S.E., Suite A, Largo, Florida 33771. Prior to the Merger, there were 130,000 shares of Common Stock outstanding. Pursuant to the Merger, Messrs. McGinnis and Ralph, the sole shareholders of Bobby Allison, were each issued 175,000 shares (350,000 in the aggregate) of Common Stock and a $125,000 debenture ($250,000 in the aggregate) of the Registrant bearing interest at 7.5% per annum amortized over three (3) years. Also, Messrs. McGinnis and Ralph were issued 3 shares (6 in the aggregate) of the Series B Preferred Stock convertible into 24,996 shares of Common Stock. Consequently, as of the Merger, Messrs. McGinnis and Ralph own approximately 73% of the outstanding Common Stock, no Series A Preferred Stock and 12% of the Series B Preferred Stock. Also, as a consequence of the Merger, Messrs. McGinnis and Ralph represent two-thirds of the directors and serve as the sole executive officers of the Registrant. Their percentage ownership of the outstanding Common Stock would be diluted to just under 50% if all of the Registrant's outstanding Series A Preferred Stock and outstanding Series B Preferred Stock (including the shares owned by Messrs. McGinnis and Ralph) are converted into Common Stock.

         There is currently no stock option plan but, in accordance with the Employment Agreements by and between the Registrant and Messrs. McGinnis and Ralph (see Item 5 below), the Registrant anticipates adopting a stock option plan. Depending upon future dilution resulting from the sale of additional securities of the Registrant, Messrs. McGinnis and Ralph could cause the Board of Directors to issue such number of stock options to themselves as officers and directors of the Registrant necessary to provide Messrs. McGinnis and Ralph the opportunity to maintain control of a majority of the outstanding Common Stock even if all of the currently outstanding Series A Preferred Stock and Series B Preferred Stock is converted. The Registrant has also authorized 7.5% Series C Convertible Preferred Stock ("Series C Preferred Stock") none of which are issued and outstanding, but each share of which is also convertible into 4,166 shares of Common Stock. See the Registrant's First Amendment to its Form 10-QSB for the quarter ended October 31, 1998 and Item 5 below for a description of the Series A Preferred Stock, the Series B Preferred Stock and Series C Preferred Stock (hereinafter, the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock is collectively referred to as the "Preferred Stock").

         Bobby Allison was a specialty retailer of cellular service and an authorized dealer for AT&T Wireless. Bobby Allison operated through one direct marketing location and 24 mall-based specialty retail locations including the Registrant's one location at Coral Square Mall which Bobby Allison operated from June 16, 1998 through the Merger pursuant to that Management Agreement by and between the Registrant and Bobby Allison effective the same date. As a consequence of the Merger, the Registrant now operates the one direct marketing location and 24 mall-based specialty retail locations and the management of Bobby Allison is the management of the Registrant. A copy of the Management Agreement was filed with the Registrant's Form 10-QSB for the quarter ended July 31, 1998.

         The Registrant began operation as a specialty retailer of cellular and other communication services in 1996. The Registrant conducted an initial public offering of 520,000 Units consisting of 2 shares of Common Stock and 1 Common Stock Purchase Warrant in May of 1997. In May of 1998, the Units automatically terminated into their constituent parts. The Common Stock Purchase Warrants expired unexercised and the Common Stock remained outstanding. On January 12, 1998, 2Connect filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court, Southern District of Florida ("Bankruptcy Court"), and subsequently closed all of its stores except the store at Coral Square Mall in Coral Springs, Florida. 2Connect liquidated most of its assets and reduced its overhead to skeleton levels. The Coral Square store operated from June 16, 1998 until the effective date of the Merger under a Management Agreement with Bobby Allison whereby Bobby Allison was responsible for all expenses related to that store and was entitled to any profits or losses that it generated. The Management Agreement automatically terminated upon the Merger.

         On August 27, 1998, the Registrant entered into an agreement ("Agreement") with Sterne, Agee & Leach, Inc. ("Sterne Agee"), the managing underwriter if the initial public offering, whereby Sterne Agee acquired out of bankruptcy 100% of the equity interests of the Registrant and the Registrant retained the Coral Square store lease and certain store fixtures. In consideration for such acquisition, Sterne Agee made a new value contribution to the bankruptcy estate for the benefit of the Registrant's creditors in the amount of $175,000. Also pursuant to the terms of the Agreement and effective August 27, 1998, all of the members of the Board of Directors, except for Marc
D. Fishman, resigned from the Board of Directors and Mr. Fishman, as the sole remaining director, and in accordance with the Bylaws of the Registrant, appointed James S. Holbrook, Jr., Craig R. Heyward and F. Eugene Woodham, each of whom are employees of Sterne Agee, to fill three of the vacancies. The Board of Directors further resolved to appoint James S. Holbrook, Jr. as the Chairman of the Board and, in accordance with the Bylaws of the Registrant, to designate that the Chairman of the Board is the chief executive officer of the corporation. Mr. Fishman resigned from the Board of Directors on October 26, 1998, the day before the effective date of the Plan of Reorganization (as described below).

         To effect the Agreement, the Plan of Reorganization, as amended, provided that, upon the effective date of the Plan of Reorganization, all of the existing Common Stock of the Registrant was forever extinguished and canceled and the Registrant issued 30,000 new shares of Common Stock to Sterne Agee which constituted 100% of the issued and outstanding shares at such time. The existing shareholders of the Common Stock of the Registrant did not retain any interest in the post-bankruptcy estate and their interests were extinguished and canceled. On October 27, 1998, the U.S. Bankruptcy

Court confirmed the Registrant's Plan of Reorganization. A related entity of Sterne Agee acquired an additional 100,000 shares of Common Stock prior to the Merger. A copy of the Registrant's Plan of Reorganization and amendments thereto was filed with the Registrant's Form 10-QSB for the quarter ended October 31, 1998.

         The Merger Agreement and Amendment were negotiated at arm's length. However, during the time from the execution of the Agreement until the Merger, which included the execution of the Amendment, certain officers of Sterne Agee served as the Board of Directors and the officers of the Registrant. Also during such time, Sterne Agee and certain of its affiliates ("Sterne Agee Group") owned 44 shares of the 7.5% Series B Convertible Preferred Stock of Bobby Allison during such time which was converted pursuant to the Merger into 44 shares of Series B Preferred Stock. Consequently, the Sterne Agee Group had the right to convert into 2068 shares of Bobby Allison common stock or approximately 29% assuming conversion of all of Bobby Allison's preferred stock, and, after the Merger, 183,304 shares of Common Stock or approximately 24% of the Common Stock assuming conversion of all of the Registrant's outstanding Preferred Stock. The Sterne Agee Group also owns 130,000 shares of Common Stock or approximately 17% of the Common Stock assuming conversion of all of the Preferred Stock of the Registrant.

         A copy of the Merger Agreement, Amendment and Articles of Merger have been filed as Exhibits 2.1, 2.2 and 2.3 hereto, respectively.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1.

ITEM 5.  OTHER EVENTS

         ARTICLES OF AMENDMENT. On December 28, 1998, the Registrant filed Articles of Amendment to its First Amended and Restated Articles of Incorporation which amended the payment dates for dividends on its Preferred Stock from every six (6) months beginning on the date six (6) months after the issuance of each share of Preferred Stock to being payable every January 1st and July 1st for Series A Preferred Stock and Series B Preferred Stock and to every April 1st and October 1st for Series C Preferred Stock. See the Registrant's Amendment to its Form 10-QSB for the quarter ended October 31, 1998 for a further description of the Preferred Stock. A copy of the Articles of Amendment are attached hereto as Exhibit 3.1.

         EMPLOYMENT AGREEMENTS.

         MCGINNIS AGREEMENT. Pursuant to the employment agreements entered into between the Registrant and Robert L. McGinnis ("McGinnis Agreement") on December 31, 1998, Mr. McGinnis became the Registrant's Chief Executive Officer. The McGinnis Agreement shall have an initial term of three (3) years. Upon the expiration of the initial term, the McGinnis Agreement shall automatically renew for successive one (1) year terms unless sooner terminated by either party giving written notice one hundred twenty (120) days prior to the commencement of such renewal term. During the first twelve (12) months of the McGinnis Agreement, Mr. McGinnis shall receive a minimum annual base compensation of One Hundred Thirty-Five Thousand Dollars ($135,000). At the end of such initial twelve (12) month period and each twelve (12) month period thereafter, the Registrant's Board of Directors shall review Mr. McGinnis' annual salary to determine the next twelve (12) months annual compensation; provided, however, that Mr. McGinnis' annual salary shall be increased a minimum of six percent (6%) each year. The McGinnis Agreement requires that the Board of Directors approve an incentive compensation plan which provides additional compensation to Mr. McGinnis based upon the Registrant's net income and which at a minimum shall be equal to two percent (2%) of the Registrant's net income for any applicable employment year. The Board of Directors may also reward Mr. McGinnis additional discretionary compensation in the form of bonuses or other rewards. In the event that Mr. McGinnis terminates the

McGinnis Agreement for the Registrant's breach of its terms, then the Registrant shall pay Mr. McGinnis severance compensation equal to two-thirds (2/3) of Mr. McGinnis' annual compensation at the time of the termination if during the initial three (3) year term and one-fourth (1/4) of Mr. McGinnis' annual compensation at the time of the termination if during a renewal term.

         Pursuant to the McGinnis Agreement, Mr. McGinnis will be entitled to receive other benefits such as an automobile, health insurance, disability insurance, reimbursement of business expenses and the right to participate in other employee benefit plans, retirement plans, deferred compensation plans and other fringe benefits generally made available to executive and management employees of the Registrant. The McGinnis Agreement further provides that Mr. McGinnis will be eligible to participate in a stock option plan of the Registrant which has reserved for issuance at least ten percent (10%) of the issued and outstanding capital stock of the Registrant. As previously stated, no stock option plan has yet been adopted.

         Finally, the McGinnis Agreement provides that the Registrant shall fund the premium of a life insurance policy on Mr. McGinnis' life which will provide a split-dollar benefit , i.e, death benefit to the Registrant and cash surrender value to Mr. McGinnis' designated beneficiaries or estate in the event of his death. The life insurance policy shall be a permanent life policy with a face amount that will cause the annual premium to exceed the annual cost of term life insurance by $15,000. If Mr. McGinnis is terminated, then Mr. McGinnis shall become the sole owner of the policy.

         RALPH AGREEMENT. Pursuant to the employment agreements entered into between the Registrant and James L. Ralph ("Ralph Agreement") on December 31, 1998, Mr. Ralph became the Registrant's President. The Ralph Agreement shall have an initial term of three (3) years. Upon the expiration of the initial term, the Ralph Agreement shall automatically renew for successive one (1) year terms unless sooner terminated by either party giving written notice one hundred twenty (120) days prior to the commencement of such renewal term. During the first twelve (12) months of the Ralph Agreement, Mr. Ralph shall receive a minimum annual base compensation of One Hundred Thirty- Five Thousand Dollars ($135,000). At the end of such initial twelve (12) month period and each twelve
(12) month period thereafter, the Registrant's Board of Directors shall review Mr. Ralph' annual salary to determine the next twelve (12) months annual compensation; provided, however, that Mr. Ralph' annual salary shall be increased a minimum of six percent (6%) each year. The Ralph Agreement requires that the Board of Directors approve an incentive compensation plan which provides additional compensation to Mr. Ralph based upon the Registrant's net income and which at a minimum shall be equal to two percent (2%) of the Registrant's net income for any applicable employment year. The Board of Directors may also reward Mr. Ralph additional discretionary compensation in the form of bonuses or other rewards. In the event that Mr. Ralph terminates the Ralph Agreement for the Registrant's breach of its terms, then the Registrant shall pay Mr. Ralph severance compensation equal to two-thirds (2/3) of Mr. Ralph's annual compensation at the time of the termination if during the initial three (3) year term and one-fourth (1/4) of Mr. Ralph's annual compensation at the time of the termination if during a renewal term.

         Pursuant to the Ralph Agreement, Mr. Ralph will be entitled to receive other benefits such as an automobile, health insurance, disability insurance, reimbursement of business expenses and the right to participate in other employee benefit plans, retirement plans, deferred compensation plans and other fringe benefits generally made available to executive and management employees of the Registrant. The Ralph Agreement further provides that Mr. Ralph will be eligible to participate in a stock option plan of the Registrant which has reserved for issuance at least ten percent (10%) of the issued and outstanding capital stock of the Registrant. As previously stated, no stock option plan has yet been adopted.

         Finally, the Ralph Agreement provides that the Registrant shall fund the premium of a life insurance policy on Mr. Ralph' life which will provide a split-dollar benefit, i.e., death benefit to the Registrant and Mr. Ralph' s designated beneficiaries or estate in the event of his death. The life insurance policy shall be a permanent life policy with a face amount that will cause the annual premium to exceed the annual cost of term life insurance by $10,000. If Mr. Ralph is terminated, then Mr. Ralph shall become the sole owner of the policy.

         Copies of the Employment Agreements are attached as Exhibit 10.1 and 10.2, respectively.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Pursuant to the terms of the Merger Agreement, Craig R. Heyward and F. Eugene Woodham resigned from the Board of Directors of the Registrant and Robert
L. McGinnis and James L. Ralph were elected to serve in such vacancies. Neither Craig R. Heyward nor F. Eugene Woodham resigned because of any disagreement with the Registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of Registrant and business acquired:



   Table of Contents:

   Bobby Allison Wireless Corporation (formally 2Connect Express, Inc) (Debtor-in-Possession) as of and for the year ended January 31, 1998 and the one month ended January 31, 1997.

   Bobby Allison Wireless Corporation (formally 2Connect Express, Inc) (with the historical financial statements of Bobby Allison Cellular Systems of Florida,
   Inc) for the three years ended December 31, 1998, 1997 and 1996 and the unaudited interim financial statements as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                                        CONTENTS

================================================================================


                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                         8

                  FINANCIAL STATEMENTS

                    Balance sheets at January 31, 1998 and 1997                                              9

                    Statements of operations for the year ended January 31, 1998 and one month
                      ended January 31, 1997                                                                10

                    Statements of stockholders' equity (deficit) for the year ended
                      January 31, 1998 and one month ended January 31, 1997                                 11

                    Statements of cash flows for the year ended January 31, 1998 and one month
                      ended January 31, 1997                                                                12

                    Notes to financial statements                                                           13 - 27

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholders
Bobby Allison Wireless Corporation

We have audited the accompanying balance sheets of Bobby Allison Wireless Corporation (formerly 2Connect Express, Inc.) as of January 31, 1998 and 1997 and the related statements of operations, shareholders' equity (deficit), and cash flows for the year ended January 31, 1998 and one month ended January 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

On January 12, 1998, Bobby Allison Wireless Corporation adopted a restructuring plan which also included filing a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code. Pursuit to its Plan of Reorganization, the Company liquidated its inventory, closed all but one retail store and merged with another company (see Note 1). As a result, the carrying value of substantially all of its assets was written down to the assets' liquidation value (see Note 3).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bobby Allison Wireless Corporation at January 31, 1998 and 1997, and the results of its operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles.




                                                     BDO Seidman, LLP
Orlando, FL
March 10, 1999

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                                  BALANCE SHEETS

================================================================================


January 31,                                                                        1998              1997
-----------                                                                 -----------       -----------
ASSETS
CURRENT ASSETS:
  Cash                                                                      $   218,068       $ 1,449,167
  Accounts receivable, net                                                      372,400            99,994
  Inventory, net of reserves                                                  1,249,251           216,769
  Prepaid expenses and other current assets                                     111,834            36,924
                                                                            -----------       -----------

         TOTAL CURRENT ASSETS                                                 1,951,553         1,802,854

PROPERTY AND EQUIPMENT, net                                                     209,002           456,117
DEFERRED OFFERING COSTS                                                              --           225,065
                                                                            -----------       -----------

                                                                            $ 2,160,555       $ 2,484,036
                                                                            ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Liabilities not subject to compromise:
    Accounts payable - post-petition                                        $    57,559       $        --
    Revolving credit loan                                                       275,000                --
    Accrued expenses                                                            134,230            19,782
  Liabilities subject to compromise:
    Accounts payable - pre-petition                                           1,143,340           325,559
    Accrued landlord claims                                                     424,147                --
    Accrued employee contract claims                                            596,608                --
    Accrued professional fees                                                   117,237                --
    Current maturities of long-term debt and capital lease obligations           22,209                --
                                                                            -----------       -----------

         TOTAL CURRENT LIABILITIES                                            2,770,330           345,341

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS                                      8,803                --
                                                                            -----------       -----------

         TOTAL LIABILITIES                                                    2,779,133           345,341
                                                                            -----------       -----------

SHAREHOLDERS' EQUITY (DEFICIT):
  Common stock ($.01 par value, authorized 25,000,000
    shares; issued and outstanding 3,752,500 shares)                             37,525            27,100
  Additional paid-in capital                                                  8,673,390         3,318,795
  Deficit                                                                    (9,329,493)       (1,207,200)
                                                                            -----------       -----------

         TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                  (618,578)        2,138,695
                                                                            -----------       -----------

                                                                            $ 2,160,555       $ 2,484,036
                                                                            ===========       ===========

                                              See notes to financial statements.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                        STATEMENTS OF OPERATIONS


===============================================================================


                                                                                      One Month
                                                                   Year Ended             Ended
                                                                  January 31,       January 31,
                                                                         1998              1997
                                                                  -----------       -----------

NET SALES                                                         $ 3,773,246       $    77,905
COST OF GOODS SOLD                                                  3,753,331            56,170
                                                                  -----------       -----------
         Gross profit                                                  19,915            21,735
                                                                  -----------       -----------

OPERATING EXPENSES:
  Selling, general and administrative                               5,051,878           180,604
  Reorganization items:
    Loss in impairment of fixed assets and pre-opening costs
                                                                    1,982,658
    Provision for landlord claims                                     424,147
    Employee contract claims                                          596,878
    Professional fees                                                 212,236
                                                                  -----------       -----------
         Total operating expenses                                   8,267,797           180,604
                                                                  -----------       -----------

         Loss from operations                                      (8,247,882)         (158,869)
                                                                  -----------       -----------

OTHER INCOME (EXPENSE):
  Interest income                                                     124,422             8,829
  Interest expense                                                     (3,721)             (215)
  Other income, net                                                     4,888                --
                                                                  -----------       -----------
                                                                      125,589             8,614
                                                                  -----------       -----------
NET LOSS                                                          $(8,122,293)      $  (150,255)
                                                                  ===========       ===========

NET LOSS PER COMMON SHARE:
  Basic and primary                                               $     (2.34)      $      (.06)
                                                                  ===========       ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic and primary                                                 3,473,267         2,710,000
                                                                  ===========       ===========

                                              See notes to financial statements.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                    STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

================================================================================




                                       Common Stock          Additional
                                  ----------------------       Paid-In
                                    Shares        Amount       Capital           Deficit           Total
                                  ---------      -------     -----------      -----------       -----------
BALANCE, December 31, 1996        2,710,000      $27,100      $3,284,420      $(1,056,945)      $ 2,254,575


  Options granted                        --           --          34,375               --            34,375
  Net loss                               --           --              --         (150,255)         (150,255)
                                  ---------      -------      ----------      -----------       -----------

BALANCE, January 31, 1997         2,710,000       27,100       3,318,795       (1,207,200)        2,138,695
  Stock options exercised             2,500           25             125               --               150
  Options granted in lieu of             --           --          39,377               --            39,377
    compensation
  Initial public offering         1,040,000       10,400       5,315,093               --         5,325,493
  Net loss                               --           --              --       (8,122,293)       (8,122,293)
                                  ---------      -------      ----------      -----------       -----------

BALANCE, January 31, 1998         3,752,500      $37,525      $8,673,390      $(9,329,493)      $  (618,578)
                                  =========      =======      ==========      ===========       ===========


                                              See notes to financial statements.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                        STATEMENTS OF CASH FLOWS


===============================================================================

                                                                                                         One Month
                                                                                     Year Ended              Ended
                                                                                     January 31,       January 31,
                                                                                            1998              1997
                                                                                     -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                           $(8,122,293)      $  (150,255)


  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
      Depreciation and amortization                                                      393,272             4,038
      Allowance for uncollectible accounts                                                20,000                --
      Stock compensation expense                                                          39,377            34,375
      Changes in operating assets and liabilities:
        Accounts receivable                                                             (292,406)          (65,085)
        Inventory                                                                     (1,749,839)          (19,771)
        Prepaid expenses and other current assets                                        (74,910)          (44,813)
        Accounts payable                                                                  57,559          (261,410)
        Accrued expenses                                                                 114,448           (13,538)
        Changes in operating assets and liabilities from restructuring items:
         Loss on impairment of assets                                                  2,726,229                --
         Accounts payable                                                                817,781                --
         Accrued bankruptcy claims                                                     1,137,992                --
                                                                                     -----------       -----------

Net cash used in operating activities                                                 (4,932,790)         (426,833)
                                                                                     ===========       ===========
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Payment of pre-opening costs                                                          (197,248)               --
  Purchase of property and equipment                                                  (1,957,781)          (58,985)
                                                                                     -----------       -----------

Net cash used by investing activities                                                 (2,155,029)          (58,985)
                                                                                     -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock                                           5,550,708                --
  Payment of deferred offering costs                                                          --            (5,000)
  Increase in working capital loan                                                       275,000                --
  Increase in notes payable and capital lease obligations                                 31,012                --
                                                                                     -----------       -----------

Net cash provided by (used in) financing activities                                    5,856,720            (5,000)
                                                                                     ===========       ===========

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  (1,231,099)         (490,818)

CASH AND CASH EQUIVALENTS, beginning of period                                         1,449,167         1,939,985
                                                                                     -----------       -----------

CASH AND CASH EQUIVALENTS, end of period                                             $   218,068       $ 1,449,167
                                                                                     ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for interest                                           $     3,721       $        --
                                                                                     ===========       ===========

                                              See notes to financial statements.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

===============================================================================


1. BANKRUPTCY     Bobby Allison Wireless Corporation, formerly "2Connect
                  Express, Inc.," (the "Company") was incorporated on April 19,
                  1996 and operated as a development stage company through May
                  1997. The Company was a one-stop specialty retailer and direct, consultative marketer of communications-related products and services under the name "2Connect, America's
                  Total Communication Store." The Company commenced operations with one retail store. On May 9, 1997, the Company completed a public offering with net proceeds of approximately $5.3 million.

                  As of January 12, 1998, the Company had opened eight additional stores and was completing its tenth store, all within the state of Florida, when it filed a voluntary petition (the "Filing") for relief under Chapter 11 of title II of the United States Code in the United States Bankruptcy Court for the Southern District of Florida ("the Bankruptcy Court"). Immediately after January 12, 1998, the Company began to close its retail stores and liquidate its assets, which consisted mainly of selling off inventory and collecting its accounts receivable.

                  On March 2, 1998, the Company executed an agreement with Bay Tech Investments, Inc., a company owned by the father of the Company's former president, to provide secured debtor-in-possession financing in the form of a credit facility (see Note 6). The credit facility provided for borrowings up to a maximum of $500,000. The debtor-in-possession facility replaced a revolving credit facility (see Note 6) provided by Bay Tech Investments, Inc. which had been in existence pre-petition with a balance of $275,000. On March 28, 1998 the Company paid in full the balance owed on the debtor-in-possession facility plus interest accrued.

                  On March 3, 1998, the Company executed a Letter of Intent, then a merger agreement on May 1, 1998 with Bobby Allison Cellular Systems of Florida, Inc., ("Bobby Allison") under which Bobby

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                  Allison would merge with and into a wholly-owned subsidiary to be formed by the Company (the "Merger"). On April 22, 1998, the Company formed 2Connect Acquisition, a Florida corporation, ("Acquisition") as a wholly-owned subsidiary for the purpose of effecting the merger with Bobby Allison.

                  By June 1998, the Company had closed all of its stores except the store at Coral Square Mall ("Coral Square") in Coral Springs, Florida. Effective on June 18, 1998, the Company executed a management agreement with Bobby Allison whereby the Coral Square store would be operated under a management agreement with Bobby Allison. Under the management agreement, Bobby Allison was responsible for all expenses related to that store and was entitled to any profits or losses that it generated.

                  On August 27, 1998, the Company entered into an agreement with Sterne, Agee & Leach, Inc. ("Sterne Agee") whereby Sterne Agee would acquire out of bankruptcy 100% of the equity interests of the Company, and the Company would retain the Coral Square store lease and certain store fixtures. In consideration for such acquisition, Sterne Agee would make a new value contribution to the bankruptcy estate for the benefit of 2Connect's creditors in the amount of $175,000. To effect this transaction, the Plan of Reorganization, as amended, provided that, upon the effective date of the Plan of Reorganization, all of the existing common stock of the Company was forever extinguished and canceled and the Company issued 30,000 new shares of common stock to Sterne Agee which constituted 100% of the issued and outstanding shares at such time. The existing shareholders of the common stock of the Company did not retain any interest in the post-bankruptcy estate and their interests were extinguished and canceled. On October 27, 1998, the U.S. bankruptcy Court confirmed the Company's Plan of Reorganization and the Company emerged from bankruptcy as a wholly owned subsidiary of Sterne Agee. A related entity of Sterne Agee acquired an additional 100,000 shares of common stock prior

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                  to the Merger.


                  Effective at 11:59 p.m. December 31, 1998, Bobby Allison merged with Acquisition. The stockholders of Bobby Allison received 350,000 shares of common stock of the Company in exchange for all the outstanding shares of Bobby Allison. The Merger resulted in a change of control of the ownership of the Company. On March 1, 1999, the Company changed its name to Bobby Allison Wireless Corporation.

2. SUMMARY OF    (A) Basis of Presentation
   SIGNIFICANT
   ACCOUNTING        The financial statements presented herein are those of
   POLICIES          Bobby Allison Wireless Corporation, formerly 2Connect
                     Express, Inc., before giving effect 1) to new value accounting which resulted when the Company emerged from Bankruptcy or 2) to the merger with Bobby Allison Cellular
                     Systems of Florida, Inc., both of which occurred after January 31, 1998.


                 (B) Cash Equivalents

                     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                 (C) Inventories

                     The Company carries its inventories at the lower of cost or market. Cost is determined on the first-in, first-out ("FIFO") basis using the last cost method. During the year ended January 31, 1998, the Company purchased approximately 39% of its inventory from two suppliers.

                     Subsequent to the Filing date, the Company sold its remaining inventory through its remaining retail stores, bulk sales and

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                    through an auction. At January 31, 1998, the Company recorded a reserve of approximately $744,000 that resulted in a charge to cost of sales for estimated losses on inventory sold subsequent to January 31, 1998.

                (D) Property and Equipment

                    Property and equipment are recorded at cost. Depreciation is computed using the straight line method over the estimated useful lives of the assets and includes amortization of assets held under capital leases. The useful lives of property and equipment for computing book depreciation are five to seven years.

                    In 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121). SFAS 121 requires, among other things, that the Company consider whether indicators of impairment of long-lived assets held for use are present, that if such indicators are present the Company determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and, if so, that the Company recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value.

                    Accordingly, the Company evaluated the ongoing value of its property and equipment and determined that leasehold improvements, furniture and fixtures located in substantially all its stores with a carrying value of $2.1 million were impaired and that, given the nature of such items, the Company recorded an impairment loss on such assets at January 31, 1998 of approximately $1,983,000.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                (E) Revenue Recognition

                    Revenue is recognized upon sales to customers.


                (F) Income Taxes

                    The Company accounts for income taxes on the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities. Measurement of deferred income tax is based on enacted tax rates and laws that will be in effect when the differences are expected to reverse, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

                (G) Earnings per Share

                    The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share," (FAS 128) during 1997. FAS 128 simplifies the standards for computing earnings per share and makes them comparable to international earnings per share standards. This statement replaces the presentation of primary EPS and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS reflects the potential dilution of securities that could share in the earnings. Adoption of this statement did not have a material effect on the Company's reported loss per share amounts.

                    Loss per share is based upon the weighted average number of

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                        common shares outstanding during each period. Potential common shares for the periods have not been included since their effect would be antidilutive. Potential dilutive common shares consist of options to purchase 162,247 and 62,500 shares of common stock at January 31, 1998 and 1997, respectively.

                    (H) Advertising Costs

                        The Company expenses advertising costs as incurred. Advertising expense amounted to $314,000 and $12,531 for the year ended January 31, 1998 and the one month ended January 31, 1997.

                    (I) Store Opening Costs

                        Salaries, training and travel costs relating to opening new retail locations are recorded as deferred pre-opening expenses and are amortized ratably over the first 12 months of store operations. All pre-opening expenses were expensed as of January 31, 1998 as a result of the bankruptcy filing and subsequent closing of all but one of the retail stores.

                    (J) Use of Estimates

                        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. REORGANIZATION       In the fourth quarter of 1997, the Company adopted a
                        restructuring plan which ITEMS also included a filing of a voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code. The major elements of the plan included the liquidation of all

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                 inventory, closing all but one store and the merger with Bobby Allison. Accordingly, the Company recorded the following transactions:

                 (i) a charge of approximately $744,000 against inventory to cost of sales to reflect the reduction in the value of items owned as of January 31, 1998 that were subsequently sold through the retail stores, bulk sales and at auction;

                 (ii) a charge of approximately $1,983,000 against the carrying value of fixed assets and capitalized pre-opening costs to reflect the estimated liquidation value and abandonment of certain leasehold improvements in stores closed subsequent to the bankruptcy filing on January 12, 1998;

                 (iii) a reserve of approximately $424,000 for landlord lease rejection claims in the bankruptcy proceeding which were calculated according to the formula prescribed by the Bankruptcy Code;

                 (iv) a reserve of approximately $597,000 for employee contract claims which will be rejected in the Bankruptcy proceeding;

                 The Company continued the implementation of the restructuring plan in 1998 and liquidated all of its assets except certain fixed assets valued at $175,000 that were subject to the merger with Bobby Allison Cellular Systems of Florida, Inc.

4. COMMON STOCK On May 9, 1997, the Company completed an initial public TRANSACTIONS offering of 520,000 units at a price of $12.50 per unit. Each unit consisted of two shares of common stock, par value $.01 per share, and one common stock purchase warrant of the Company. Each warrant entitled the holder to purchase one share of common stock at a purchase price of $6.00 per share for a period of 60 days commencing one year from the prospectus date. The net proceeds of the offering were approximately $5.3 million, net of the

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                  underwriting discount and offering expenses. Neither the shares of common stock nor the warrants contained in the units were detachable or separately transferable from the units for one year, at which time the units automatically terminated. The Company also granted the managing underwriter a 45-day overallotment option to purchase up to 78,000 additional units upon the same terms and conditions as the initial 520,000 units of the initial public offering solely to cover overallotments, if any.

                  Pursuant with the offering, the managing underwriter was issued unit purchase warrants to purchase 30,500 units at an exercise price of $13.38 per unit, exercisable for the period commencing 11 months from the date of the issuance of the underwriter's warrant and ending on May 9, 1998. All warrants expired unexercised.

5. PROPERTY AND   Property and equipment consists of the following at
   EQUIPMENT      January 31, 1998 and 1997:



                                       1998            1997
                                   -----------       ---------

Leasehold improvements             $   665,685       $ 248,132
Fixtures and equipment               1,027,974         220,178
                                   -----------       ---------

TOTAL                                1,693,659         468,310

Less accumulated depreciation         (243,083)        (12,193)
Less impairment writedown           (1,241,574)             --
                                   -----------       ---------

PROPERTY AND EQUIPMENT             $   209,002       $ 456,117
                                   ===========       =========

                  The Company recorded depreciation expense of $294,472 and $4,038 for the year ended January 31, 1998 and the one month ended January 31, 1997. The Company also recorded amortization expense of $98,800 for the year ended January 31, 1998 related to capitalized pre-opening costs.

6. NOTES PAYABLE  On November 25, 1997, the Company entered into a revolving

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                  credit agreement with Bay Tech Investments, Inc., which was later converted to debtor-in-possession financing (see Note 1[B]). The credit agreement provided for borrowings of up to $1 million at an annual interest rate of prime plus 2% and was not subject to availability fees on the unused portion thereof. The credit agreement provided for borrowings of up to 55% of the Company's eligible inventory (as defined therein), and 80% of eligible accounts receivable (as defined therein). The borrowings are collateralized by substantially all of the Company's assets. The Company paid a monthly collateral monitoring fee of $1,000 to the lender and paid the lender's reasonable legal fees incurred in the transaction. Prior to filing the voluntary petition for protection under Chapter 11 of the U.S. Bankruptcy Code, the Company had borrowed $275,000 under this credit facility.

                  On the Bankruptcy Date, by virtue of that Filing, the Company was in violation of certain loan covenants; however, the lender waived this violation in connection with the debtor-in-possession financing.

                  On March 2, 1998, the revolving credit agreement was converted to a debtor-in-possession facility (DIP Credit Facility) (see
                  Note 1) which provided for borrowings of up to $500,000, at a fixed annual interest rate of 11% and was not subject to availability fees on the unused portion thereof. The DIP Credit Facility provided for borrowings of up to 50% of the Company's eligible inventory and 80% of eligible accounts receivable. The DIP Credit Facility was scheduled to expire February 28, 1998 and was extended to March 28, 1998, at which time the balance owing was fully paid to the lender plus accrued interest.

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================



7. INCOME TAXES   Deferred income taxes at January 31, 1998 and 1997 consist of the following:

                                                                   1998          1997
                                                                ----------      --------
                    CURRENT DEFERRED TAX ASSETS:

                      Inventory markdowns                       $  280,000      $     --
                      Accrued restructuring costs                  429,000            --
                      Other                                          7,000            --
                                                                ----------      --------

                    Total current deferred tax asset               716,000            --
                    Less valuation allowance                       716,000            --
                                                                ----------      --------

                    Net current deferred tax asset                      --            --
                                                                ----------      --------

                    NONCURRENT DEFERRED TAX ASSETS:
                      NOL carryforwards                          1,721,000       148,000
                      Write-downs of property, equipment and
                        start-up costs                             746,000            --
                      Pre-opening costs                            259,000       287,000
                      Other                                         16,000
                                                                ----------      --------

                    Total noncurrent deferred tax assets         2,742,000       435,000
                    Less valuation allowance                     2,742,000       435,000
                                                                ----------      --------

                    NET NONCURRENT DEFERRED TAX ASSET           $       --      $     --
                                                                ==========      ========

                  At January 31, 1998, the Company had a net operating loss for income tax purposes of approximately $4.6 million which begins expiring in 2011, and its use to offset the Company's future taxable income will be limited based on the change in ownership that occurred upon the Effective date of the Plan of Reorganization.

                  The Company is required to establish a valuation allowance for any portion of the deferred tax assets that management believes will not be realized. Based upon the uncertainty of future earnings, management believes it is appropriate to fully reserve the deferred

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

                     tax asset at January 31, 1998 and 1997.

8. OPERATING LEASES

                     The Company leased its administrative facilities under an operating lease with stipulated annual rentals payable monthly. The Company also leased retail outlet stores under operating leases, which generally had initial terms of five to six years with renewal options usually encompassing five additional years. The retail store leases generally provided for minimum payments plus contingent rentals for
                     (a) a percentage of sales in excess of stated amounts and
                     (b) pro rata share of common area operating expenses. Total rental expense under these operating leases was approximately $451,969 and $7,116 for the year ended January 31, 1998 and the one month ended January 31, 1997, respectively. Contingent rent expense was not material in any of the periods.

                     Upon the date of the Filing, the Company began to close retail stores and consolidate inventory and store fixtures. The Company defaulted on all its lease obligations except for the lease on the Coral Square store. The landlord of each defaulted lease filed a bankruptcy claim for unpaid rent upon the Filing date plus certain future rent due under the lease agreements. The landlord claims were dismissed by the Bankruptcy Court upon the Effective Date of the Company's Plan of Reorganization.

                     Future minimum lease payments, excluding contingent rentals, (which have been adjusted for leases that were rejected as a result of the Company's filing Chapter 11, see Note 1) under non-cancelable operating leases with initial or remaining terms of one year or more as of January 31 ,1998 are as follows:

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================




                          1999                           $ 83,578
                          2000                             83,578
                          2001                             83,578
                          2002                             83,578
                          2003                             87,086
                          Thereafter                      174,172
                                                         --------

                                                         $595,570
                                                         ========

9. RELATED PARTY   As discussed in Note 1, and Note 6, Bay Tech Investments,
   TRANSACTIONS    Inc. entered into certain financing agreements with the
                   Company during 1997 and 1998. Bay Tech Investments, Inc. is owned by Dr. Allan Fishman, the father of the Company's founder and former Chairman, President and Chief Executive
                   Officer, Marc D. Fishman.

                   Certain directors of the Company received directly or are shareholders of entities that received fees during the periods from January 1, 1997 to January 31, 1998 as listed below:


                                                                                        One Month
                                                                    Year Ended              Ended
                                        Description of             January 31,        January 31,
                   Related Party        Fee Type                          1998               1997
                   --------------------------------------------------------------------------------

                   Arnold Jaffee        Legal fees                     $67,825           $30,000
                   Thomas H. Hicks      Consulting fees                 41,439                 -
                                                                       =======           =======

10. BENEFIT PLANS  The Company provided its eligible full-time employees with health, preventive dental, term life and accidental death and dismemberment insurance which was partly funded by the employees on a payroll deduction basis. The Company also offered vacation and sick pay benefits to eligible employees, as defined in its employee handbook. The Company did not provide a defined

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                  contribution 401(k) Plan.

11. STOCK OPTION  The Company's 1996 Stock Option Plan (the "1996 Plan")
    PLANS provides for the granting to employees of incentive stock options and for the granting to employees and consultants of nonstatutory stock options. A total of 1,000,000 shares of common stock were reserved for issuance under the 1996 Plan.

                  The exercise price of all incentive stock options granted under the 1996 Plan must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the common stock on the grant date, and the term of the option must not exceed five years. The term of all other incentive stock options granted under the 1996 Plan may not exceed ten years, and the term of non-statutory stock options may not exceed 20 years.

                  The following table summarizes information about 1996 Plan activity for the periods ended January 31, 1998 and 1997:

                                                                                Weighted-Average
                                                              Weighted-Average     Fair Value of
                                                      Shares    Exercise Price   Options Granted
                  --------------------------------------------------------------------------------
                  Outstanding, December 31, 1996     337,500            $2.02             $   -
                    Granted, at market value           2,500             6.25              2.79
                    Forfeited                         (2,500)            4.50                 -
                                                    --------            -----             -----

                  Outstanding, January 31, 1997      337,500             2.02                 -
                    Granted, at market value         199,050             4.20              3.53
                    Exercised                         (2,500)             .04                 -
                    Forfeited                       (156,853)            2.69                 -
                                                    --------            -----             -----

                  Outstanding, January 31, 1998      377,197            $2.92             $   -
                                                    ========            =====             =====

                  At January 31, 1998 and 1997, a total of 162,247 and 62,500 options were exercisable at a weighted-average exercise price of

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================


                  $2.34 and $2.02, respectively.

                  The following table summarizes information about stock options outstanding and exercisable at January 31, 1998:



                                            Options Outstanding             Options Exercisable
                                     ----------------------------------  --------------------------
                                                 Weighted-   Weighted-                  Weighted-
                                                   Average     Average                   Average
                   Range of              Number   Exercise   Remaining         Number   Exercise
                   Exercise Prices  Outstanding      Price        Life    Exercisable      Price
                   --------------------------------------------------------------------------------

                   $.04 to $2.69        187,865      $1.44   7.2 years        120,332      $1.53
                   $3.81 to $6.25       189,332       4.39   9.5 years         41,915       4.65
                   --------------       -------      -----   ---------        -------      -----


                                        377,197      $2.92                    162,247      $2.34
                                        =======      =====                    =======      =====


                  The Company also has another fixed stock option plan, the Directors Stock Option Plan, under which the Company may grant options to non-employee members of the Company's board of directors for up to 50,000 shares of common stock, and any options granted fully vest upon grant. Under the Directors Stock Option Plan, the exercise price of each option must not be lower than the lesser of (i) the fair market price of the Company's common stock on the date of grant of the option or (ii) what is at the date of grant, the last sale price at which the Company sold shares of its common stock, and an option's maximum term is 10 years. At January 31, 1998 and 1997, there were 52,994 and 22,224 options outstanding under this plan, respectively.

                  No effect is given to the options outstanding as of January 31, 1998 or 1997 in computing earnings per share for the periods then ended, as their effect is anti-dilutive.

                  Upon the Effective Date of the Company's Plan of Reorganization, all the existing common stock and related outstanding options and warrants of the Company were forever extinguished and canceled.

                  The Company applies Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" and related

                                              BOBBY ALLISON WIRELESS CORPORATION
                                               (FORMERLY 2CONNECT EXPRESS, INC.)
                                                          (DEBTOR-IN-POSSESSION)

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================



                  interpretations in accounting for its stock options granted to employees. The exercise price of all stock options granted to employees during the one month ended January 31, 1997 and the year ended January 31, 1998 equaled or exceeded the fair market value of the underlying common stock on the date of grant. Accordingly, no compensation expense has been recognized in connection with stock options granted to employees. Had compensation cost for the Company's stock options granted to employees been determined consistent with Financial Accounting Standards Board Statement No. 123, the Company's net loss for the one month ended January 31, 1997 and for the year ended January 31, 1998 would have been $157,230 and $8,824,415, respectively, and net loss per share would have been $(.06)and $(2.54), respectively.

                  The weighted-average fair value of options granted to employees during the one month ended January 31, 1997 and the year ended January 31, 1998 was based upon the Black-Scholes option-price model with the following weighted-average assumptions: expected dividends of zero, risk-free interest rate of 6.00% for the one month ended January 31, 1997 and the year ended January 31, 1998; expected volatility of 90% for the year ended January 31, 1998 and expected life of ten years for the one month ended January 31, 1997 and the year ended January 31, 1998.

                  The Company accounts for stock options granted to service providers and directors based on the fair value of the stock options granted. During the one month ended January 31, 1997 and the year ended January 31, 1998, the Company recorded $34,375 and $39,377 of stock compensation expense related to 22,224 and 30,770 stock options granted to service providers and directors. The fair value of the stock options was estimated on the date of grant using the Black-Scholes option-pricing model.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                                                       CONTENTS

================================================================================


                  REPORT OF INDEPENDENT AUDITORS
                    BDO Seidman, LLP                                             29
                    Carter, Belcourt & Atkinson, P.A.                            30

                  FINANCIAL STATEMENTS
                    Consolidated balance sheets                             31 - 32
                    Consolidated statements of operations                        33
                    Consolidated statements of capital deficit                   34
                    Consolidated statements of cash flows                        35
                    Notes to consolidated financial statements              36 - 57

REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Bobby Allison Wireless Corporation and Subsidiary


We have audited the accompanying consolidated balance sheet of Bobby Allison Wireless Corporation (formerly 2Connect Express, Inc.) and Subsidiary as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bobby Allison Wireless Corporation and Subsidiary at December 31, 1998, and the results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                                     BDO SEIDMAN, LLP
ORLANDO, FLORIDA
March 15, 1999, except for Note 7,
    which is as of March 31, 1999

REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
Bobby Allison Cellular Systems of Florida, Inc.


We have audited the balance sheets of Bobby Allison Cellular Systems of Florida, Inc. (see Notes 1 and 2) as of December 31, 1997 and 1996 and the related statements of operations, capital deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bobby Allison Cellular Systems of Florida, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Lakeland, Florida                         CARTER, BELCOURT & ATKINSON, P.A.
June 15, 1998, except for Notes 3
   and 4, as to which the date
   is January 5, 1999

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                                    CONSOLIDATED BALANCE SHEETS

================================================================================


December 31,                                                                               1998            1997
------------                                                                         ----------      ----------

ASSETS
CURRENT:
  Cash                                                                               $  125,155      $    2,050
  Accounts receivable, less allowance for doubtful accounts of
    $76,144 and $54,237                                                                 684,344         408,977
  Prepaid expenses                                                                       29,091              --
  Inventories                                                                           645,976         452,018
  Deferred tax asset (Note 9)                                                            24,000          20,000
                                                                                     ----------      ----------

         TOTAL CURRENT ASSETS                                                         1,508,566         883,045
                                                                                     ----------      ----------

LEASEHOLD IMPROVEMENTS AND EQUIPMENT, at cost:
  Office equipment and furniture                                                        628,182         291,795
  Leasehold improvements                                                                310,671         254,009
  Automotive equipment                                                                   11,215          11,215
                                                                                     ----------      ----------

                                                                                        950,068         557,019
  Less accumulated depreciation                                                         265,491         156,644
                                                                                     ----------      ----------

         NET LEASEHOLD IMPROVEMENTS AND EQUIPMENT                                       684,577         400,375
                                                                                     ----------      ----------
OTHER ASSETS:
  Goodwill and other intangible assets, net of accumulated
    amortization of $135,442 and $109,340 (Note 2)                                      350,397          40,873
  Deferred tax asset (Note 9)                                                           156,000         205,000
  Deposits                                                                               25,038          14,381
                                                                                     ----------      ----------

         TOTAL OTHER ASSETS                                                             531,435         260,254
                                                                                     ----------      ----------

                                                                                     $2,724,578      $1,543,674
                                                                                     ==========      ==========


                    See accompanying notes to consolidated financial statements.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                                    CONSOLIDATED BALANCE SHEETS

================================================================================

December 31,                                                                         1998              1997
------------                                                                  -----------       -----------
CURRENT LIABILITIES:
  Accounts payable                                                            $   550,156       $   830,610
  Accrued expenses                                                                266,624           121,007
  Deferred income (Note 5)                                                        315,528            45,911
  Current maturities of long-term debt (Note 3)                                   168,877           776,225
  Convertible debenture (Note 4)                                                  125,000           125,000
                                                                              -----------       -----------

         TOTAL CURRENT LIABILITIES                                              1,426,185         1,898,753

LONG-TERM LIABILITIES:
  Long-term debt, less current maturities (Note 3)                                441,961           201,750
  Convertible debentures (Note 4)                                                      --           375,000
                                                                              -----------       -----------

         TOTAL LIABILITIES                                                      1,868,146         2,475,503
                                                                              -----------       -----------

COMMITMENTS AND CONTINGENCIES (Note 12)                                                --                --

PREFERRED STOCK (Note 6):
  Series A convertible preferred stock, $1.00 par, shares authorized 20;
    outstanding 15                                                                375,000                --
  Series B convertible preferred stock, $1.00 par, shares authorized 50;
    outstanding 50                                                              1,250,000                --
                                                                              -----------       -----------

         TOTAL PREFERRED STOCK                                                  1,625,000                --
                                                                              -----------       -----------
CAPITAL DEFICIT:
  Common stock, $.01 par; shares authorized 25 million; outstanding
    480,000 and 4,330                                                               4,800                43
  Additional paid-in capital                                                      100,405             2,287
  Deficit                                                                        (873,773)         (927,659)
  Treasury stock, 330 shares, at cost                                                  --            (6,500)
                                                                              -----------       -----------

         TOTAL CAPITAL DEFICIT                                                   (768,568)         (931,829)
                                                                              -----------       -----------

                                                                              $ 2,724,578       $ 1,543,674
                                                                              ===========       ===========

                   See accompanying notes to consolidated financial statements.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                          CONSOLIDATED STATEMENTS OF OPERATIONS

================================================================================


Year ended December 31,                                             1998              1997              1996
-----------------------                                      -----------       -----------       -----------

REVENUES:
  Product sales                                              $ 3,361,413       $ 1,875,105       $ 1,464,927
  Activation commissions                                       4,153,156         2,187,772         1,373,967
  Pager services                                                 631,800           737,519           603,166
                                                             -----------       -----------       -----------

         Total revenues                                        8,146,369         4,800,396         3,442,060

COST OF SALES                                                  3,934,935         2,680,028         1,866,445
                                                             -----------       -----------       -----------

         Gross profit                                          4,211,434         2,120,368         1,575,615
                                                             -----------       -----------       -----------

OPERATING EXPENSES:
  Selling, general and administrative expenses                 3,613,255         2,529,953         1,615,627
  Depreciation and amortization                                  176,116           125,591           142,393
                                                             -----------       -----------       -----------

         Total operating expenses                              3,789,371         2,655,544         1,758,020
                                                             -----------       -----------       -----------

         Operating income (loss)                                 422,063          (535,176)         (182,405)
                                                             -----------       -----------       -----------
OTHER INCOME (EXPENSE):
  Interest expense                                              (301,411)         (153,651)         (104,089)
  Interest income                                                  4,942            11,049            11,464
  Other                                                          (12,972)              334                --
                                                             -----------       -----------       -----------

         Total other expense                                    (309,441)         (142,268)          (92,625)
                                                             -----------       -----------       -----------

INCOME (LOSS) BEFORE TAXES ON INCOME                             112,622          (677,444)         (275,030)

INCOME TAX (EXPENSE) BENEFIT (Note 9)                            (45,000)          176,000            49,000
                                                             -----------       -----------       -----------

NET INCOME (LOSS)                                                 67,622          (501,444)         (226,030)

PREFERRED STOCK DIVIDENDS                                         13,736                --                --
                                                             -----------       -----------       -----------

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS           $    53,886       $  (501,444)      $  (226,030)
                                                             ===========       ===========       ===========

PRO FORMA EARNINGS (LOSS) PER COMMON SHARE (Note 2):
  Basic and diluted                                          $       .11       $     (1.05)      $      (.47)
                                                             ===========       ===========       ===========

PRO FORMA WEIGHTED AVERAGE SHARES OUTSTANDING (Note 2):
  Basic and diluted                                              480,000           480,000           480,000
                                                             ===========       ===========       ===========

                   See accompanying notes to consolidated financial statements.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT

================================================================================




                                                   Common Stock        Additional
                                                -----------------         Paid-in                  Treasury
                                                 Shares      Amount       Capital       Deficit       Stock         Total
                                                -------     -------     ---------     ---------     -------     ---------

BALANCE, December 31, 1995                        2,300     $    23     $     277     $ 200,185     $    --     $(199,885)

Net loss                                             --          --            --      (226,030)         --      (226,030)

Issuance of common stock                          2,030          20         2,010            --          --         2,030

Purchase of treasury stock                           --          --            --            --      (6,500)       (6,500)
                                                -------     -------     ---------     ---------     -------     ---------

BALANCE, December 31, 1996                        4,330          43         2,287      (426,215)     (6,500)     (430,385)

Net loss                                             --          --            --      (501,444)         --      (501,444)
                                                -------     -------     ---------     ---------     -------     ---------

BALANCE, December 31, 1997                        4,330          43         2,287      (927,659)     (6,500)     (931,829)

Cancellation of treasury stock                     (330)         (3)       (6,497)           --       6,500            --

Record reverse merger (Notes 1[C] and 2[A])     476,000       4,760       104,615            --          --       109,375

Preferred stock dividend                             --          --            --       (13,736)         --       (13,736)

Net income                                           --          --            --        67,622          --        67,622
                                                -------     -------     ---------     ---------     -------     ---------

BALANCE, December 31, 1998                      480,000     $ 4,800     $ 100,405     $(873,773)    $    --     $(768,568)
                                                =======     =======     =========     =========     =======     =========


                   See accompanying notes to consolidated financial statements.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                          CONSOLIDATED STATEMENTS OF CASH FLOWS

================================================================================


Year ended December 31,                                                                  1998          1997          1996
-----------------------                                                           -----------     ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                               $    67,622     $(501,444)    $(226,030)
  Adjustments to reconcile net loss to net cash used for operating activities:
    Depreciation and amortization                                                     176,116       125,591       142,393
    Loss on disposal of equipment                                                      14,236           714            --
    Accrued interest converted to preferred stock                                      10,000            --            --
    Cash provided by (used for):
      Accounts receivable                                                            (275,367)       11,652      (315,886)
      Prepaid expenses                                                                (27,302)           --
      Inventories                                                                    (193,958)       14,281      (359,766)
      Deferred tax assets                                                              45,000      (176,000)      (49,000)
      Accounts payable                                                               (280,454)      217,559       565,011
      Accrued expenses                                                                (10,321)       15,161        38,227
      Deferred income                                                                   7,595           194        25,905
                                                                                  -----------     ---------     ---------

Net cash used for operating activities                                               (466,833)     (292,292)     (179,146)
                                                                                  -----------     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of leasehold improvements and equipment                                   (274,452)      (70,072)     (386,449)
  Net repayment from (advances to) affiliated company                                      --        60,774        (4,207)
  Increase in deposits                                                                (10,657)       (3,605)       (4,678)
  Proceeds from sale of equipment                                                       1,000            --            --
  Purchase of goodwill and other intangibles                                               --       (22,387)      (63,990)
                                                                                  -----------     ---------     ---------
Net cash used for investing activities                                               (284,109)      (35,290)     (459,324)
                                                                                  -----------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt                                                        (575,953)     (103,554)     (268,957)
  Proceeds from issuance of long-term debt                                            350,000       426,317       417,260
  Proceeds from issuance of convertible debentures                                  1,100,000            --       500,000
  Proceeds from issuance of common stock                                                   --            --         2,030
  Purchase of treasury stock                                                               --            --        (6,500)
                                                                                  -----------     ---------     ---------

Net cash provided by financing activities                                             874,047       322,763       643,833
                                                                                  -----------     ---------     ---------

NET INCREASE (DECREASE) IN CASH                                                       123,105        (4,819)        5,363
CASH, beginning of year                                                                 2,050         6,869         1,506
                                                                                  -----------     ---------     ---------
CASH, end of year                                                                 $   125,155     $   2,050     $   6,869
                                                                                  ===========     =========     =========


                    See accompanying notes to consolidated financial statements.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================



1. ORGANIZATION,     Bobby Allison Wireless Corporation, formerly "2Connect
   RECAPITALIZATION  Express, Inc."("2Connect") through its wholly-owned
   AND MERGER        subsidiary Bobby Allison Wireless, Inc., formerly "2Connect
                     Acquisition Corp." ("Acquisition") (collectively the
                     "Company") through a merger (see Note 1[C]) with Bobby
                     Allison Cellular Systems of Florida, Inc. ("Bobby Allison") owns and operates 24 mall-based specialty retail locations and one direct marketing location in the state of Florida offering cellular and pager service under the names "Bobby
                     Allison Wireless" and "Bobby Allison Cellular." The Company operates within a single industry segment.

                     The historical financial statements included herein are those of Bobby Allison up to 11:59 p.m. on December 31, 1998, the merger date as further described in Note 1(C). Immediately after the merger, the Company's balance sheet included the accounts of 2Connect and Acquisition (which includes those of Bobby Allison).

                     (A) Plan of Reorganization

                         2Connect filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (the "Filing") on January 12, 1998, and subsequently closed all of its stores except the store at Coral Square Mall in Coral Springs, Florida. Subsequent to the Filing, 2Connect liquidated most of its assets. The Coral Square store operated from June 16, 1998 until December 31, 1998 under a management agreement (the "Management Agreement") with Bobby Allison whereby Bobby Allison was responsible for all expenses related to that store and is entitled to any profits or losses that it generated.

                         On March 3, 1998, 2Connect executed a Letter of Intent, then a merger agreement on May 1, 1998 that was amended on October 26, 1998 (collectively the "Merger Agreement") with Bobby Allison (see Note 1[C]) under which Bobby Allison would merge with and into Acquisition, a Florida corporation formed on April 22, 1998.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


                   On August 27, 1998, 2Connect entered into an agreement with Sterne, Agee & Leach, Inc. ("Sterne Agee") whereby Sterne Agee would acquire out of bankruptcy 100% of the equity interests of 2Connect and 2Connect would retain the Coral Square store lease and certain store fixtures. In consideration for such acquisition, Sterne Agee would make a new value contribution to the bankruptcy estate for the benefit of 2Connect's creditors in the amount of $175,000. To effect this transaction, the Plan of Reorganization, as amended, provided that, upon the effective date of the Plan of Reorganization, all of the existing common stock of 2Connect was forever extinguished and canceled and 2Connect issued 30,000 new shares of Common Stock to Sterne Agee which constituted 100% of the issued and outstanding shares at such time. The existing shareholders of the common stock of 2Connect did not retain any interest in the post-bankruptcy estate and their interests were extinguished and canceled. On October 27, 1998, the U.S. Bankruptcy Court confirmed 2Connect's Plan of Reorganization and 2Connect emerged from bankruptcy as a wholly owned subsidiary of Sterne Agee. A related entity of Sterne Agee acquired an additional 100,000 shares of common stock prior to the merger.

               (B) Restated Articles of Incorporation

                   On December 1, 1998, the Company filed its Amended and Restated Articles of Incorporation ("Restated Articles") in anticipation of the merger with Bobby Allison (see Note 1[C]). At that date, Bobby Allison's capital structure included three series of preferred stock and one class of common stock. The Merger Agreement required that, prior to the Merger, the Company file Restated Articles to authorize three classes of preferred stock substantially similar to the preferred stock authorized and issued by Bobby Allison for issuance pursuant to the Merger.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                   The Company filed the Restated Articles on December 1, 1998 authorizing 20 shares of 7.5% Series A Convertible Preferred Stock, $1.00 par value, 50 shares of 7.5% Series B Convertible Preferred Stock, par value $1.00, 250 shares of 7.5% Series C Convertible Preferred Stock, par value $1.00 and 25 million shares of common stock, par value $.01.

               (C) Merger

                   On December 31, 1998, pursuant to the Merger Agreement, Bobby Allison merged with and into Acquisition, and the following occurred:

                   (i) Acquisition survived the merger, remained a wholly owned subsidiary of 2Connect and changed its name to "Bobby Allison Wireless, Inc.";

                   (ii) the two holders of all of the common stock of Bobby Allison each received 175,000 shares of the common stock of 2Connect (in the aggregate, 350,000 shares representing approximately 73% of the 480,000 shares of Common Stock of 2Connect after the merger) and a $125,000 debenture (or $250,000 in the aggregate) bearing interest at 7.5% per annum, with principle and interest payable quarterly at $11,729 over three years;

                   (iii) holders of preferred stock in Bobby Allison received equivalent preferred stock in 2Connect that is convertible into 270,790 shares of common stock, of which the two former shareholders of Bobby Allison own preferred stock convertible into 24,996 shares of common stock;


                   (iv) the officers of 2Connect resigned and the two former stockholders of Bobby Allison were appointed officers of

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    2Connect;

                    (v) on March 1, 1999, 2Connect changed its name to Bobby
                        Allison Wireless Corporation.

                (D) Unaudited Pro Forma Information

                    The following unaudited pro forma information has been prepared assuming the Merger had taken place at the beginning of the respective periods. The unaudited pro forma information includes adjustments for interest expense that would have been incurred to finance the purchases, additional preferred stock dividends based on preferred stock being outstanding the entire period and the amortization of intangibles arising from the transaction. The unaudited pro forma financial information is not necessarily indicative of the results of operations as they would have been had the transactions been effected on the assumed dates.

                                                                    Unaudited
                                                   -------------------------------------------
               Year ended December 31,                     1998           1997          1996
               -----------------------             ------------   ------------   -----------


               Net sales                           $ 10,386,548   $  7,378,301   $ 3,530,263
               Net loss to common stockholders       (6,363,143)    (3,902,906)     (823,245)
               Loss per common share                     (13.26)         (8.13)        (1.72)
                                                   ============   ============   ===========



2. SUMMARY OF   (A) Basis of Presentation
   SIGNIFICANT
   ACCOUNTING       Upon the consummation of the Merger, the former
   POLICIES         stockholders of Bobby Allison obtained approximately 73%
                    of the voting rights of the Company. Although Bobby
                    Allison merged into Acquisition, the transaction was accounted for as a purchase of 2Connect by Bobby Allison
                    (a reverse acquisition in which Bobby Allison is considered the acquirer for accounting purposes), since the stockholders of Bobby Allison obtained a majority of the voting rights of 2Connect as a result

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


                    of this transaction. Accordingly, the historical financial statements of the Company for the periods prior to the time of the merger are those of Bobby Allison. The balance sheet as of December 31, 1998 is that of Bobby Allison after giving effect to the Merger.

                    The purchase price for 2Connect was computed by valuing the common stock of 2Connect issued ($109,375) and adding the acquisition costs of $142,203 and the $250,000 of debentures issued to the former stockholders of Bobby Allison for a total purchase price of $501,578. The purchase price has been allocated to the assets purchased and liabilities assumed based upon the fair values at the date of transaction. The excess of the purchase price over the fair value of the net assets acquired was $335,627 and has been recorded as goodwill, which is being amortized on a straight line basis over 10 years.

                (B) Cash Equivalents

                    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                (C) Inventories

                    Inventories, consisting of cellular and wireless products and related accessories, are valued at the lower of average cost or market.

                (D) Property and Equipment

                    Depreciation on equipment is computed over the estimated useful lives (three to seven years) of the assets by the declining balance method. Leasehold improvements are depreciated over the shorter of the estimated life of the assets or the lease term.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


                (E) Impairment of Long-Lived Assets

                    The Company evaluates impairment of long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121). FAS 121 requires impairment losses to be recorded on long-lived assets used in operations and intangible assets when indications of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                (F) Goodwill and Other Intangible Assets

                    Intangible assets, substantially goodwill, are carried at cost and amortized under the straight-line method generally over ten years, the estimated useful life. Goodwill represents the excess cost of the acquired businesses over the fair value of net assets acquired. At December 31, 1998, unamortized goodwill and other intangible assets of $350,397 was not considered to be impaired.

                (G) Revenue Recognition

                    The Company's revenue recognition policies are:

                    Product Sales - Revenue from retail product sales is recorded upon customer purchase.

                    Activation Commissions - The Company receives an activation commission from the applicable cellular carrier when a customer initially subscribes for the cellular carrier's service. The amount of the activation commission paid by cellular carriers is based upon the service plan offered by the carrier and is recognized by the Company at the time of sale. New subscription activation commissions are fully refundable

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================


                    if the subscriber cancels its subscription prior to completion of a minimum period of continuous active service (generally 90 days). Customers generally sign a service agreement with the Company that the customer reimburse the Company for lost activation commissions in the event of the early cancellation of service. The Company accrues for estimated deactivation losses, net of cancellation fees, by creating a reserve against carrier accounts receivable. The reserve is reflective of the historical cancellation experience.

                    AT&T activation commissions accounted for approximately 51% and 45% of the Company's net revenues for the year ended December 31, 1998 and 1997, respectively. Accounts receivable from AT&T accounted for approximately 75% and 92% of the total net accounts receivable at December 31, 1998 and 1997, respectively.

                    Pager Services - The Company is a reseller of pager services. The Company's policy is to bill in advance for pager services. Revenue on pager services is recognized over the period of such service, typically three months.

                (H) Income Taxes

                    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carryforwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                (I) Net Income (Loss) per Common Share ("EPS")

                    Basic EPS is calculated by dividing the income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period without consideration for common stock equivalents. Diluted EPS includes the effect of potentially dilutive securities. The Company has presented earnings per share on a pro forma basis as if the merger, which occurred December 31, 1998, had occurred on January 1, 1997.

                (J) Advertising Costs

                    The Company expenses advertising costs as incurred. The total advertising costs charged to expense were $33,302, $42,383, and $42,185 for the years ended December 31, 1998, 1997 and 1996, respectively.

                (K) Use of Estimates

                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                (L) Recent Accounting Pronouncements

                    In June 1998, the Financial Accounting Standards Board issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999.

                    Historically, the Company has not entered into derivatives contracts either to hedge existing risks or for speculative purposes. Accordingly, the Company does not expect adoption of the new standard on January 1, 2000 to affect its financial statements.

                    In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS 130 establishes standards for reporting and displaying comprehensive income, its components and accumulated balances. SFAS 130 is effective for periods beginning after December 15, 1997. The Company adopted this new accounting standard in 1998, and its adoption had no effect on the Company's financial statements and disclosures.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

3. LONG-TERM DEBT   Long-term debt consists of:



                    December 31,                                                  1998        1997
                    ----------------------------------------------------      --------    --------

                    8.5% bank notes refinanced February 1999, payable
                      $11,066 monthly beginning March 1999 through
                      February 2002, including interest; collateralized
                      by receivables, inventories, equipment, furniture,
                      fixtures, intangibles and personal guaranty of two
                      stockholders                                            $350,000    $     --



                    7.5% debenture note payable to stockholder, payable
                      $11,729 quarterly through December 2001, including
                      interest; unsecured                                      125,000          --

                    7.5% debenture note payable to stockholder, payable
                      $11,729 quarterly through December 2001, including
                      interest; unsecured                                      125,000          --

                    10.625% bank notes, payable $13,994 monthly
                      through February 1999, including interest;
                      collateralized by receivables, inventories,
                      equipment, furniture, fixtures, and intangibles;
                      and debt subordination agreements with stockholders,
                      personal guaranty of stockholders and right to
                      first offer of assignment of certain leases                   --     476,041

                    9% demand note to supplier, payable $11,130 monthly
                      through December 2000, including interest;
                      collateralized by receivables, inventories,
                      intangibles and debt subordination agreement with
                      stockholders (Note 5)                                         --     350,000


                    8% subordinated note payable to stockholder,
                      principal and interest payable December 31,
                      1998; unsecured; principal and accrued interest
                      converted to preferred stock December 1998                    --      70,000


                    8% subordinated note payable to stockholder,
                      principal and interest payable December 31,
                      1998; unsecured; principal and accrued interest
                      converted to preferred stock December 1998                    --      70,000


                    Noninterest bearing note (discounted at 7.51%),
                      payable $2,000 monthly through June 1998;
                      collateralized by specific acquired assets and
                      personal guaranty of stockholders                             --      11,934

                    Other note payable                                          10,838          --
                                                                              --------    --------

                                                                               610,838     977,975
                    Less current maturities                                    168,877     776,225
                                                                              --------    --------

                    Total long-term debt                                      $441,961    $201,750
                                                                              ========    ========

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                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    Future maturities of long-term debt are as follows:

                    Year ending December 31,
                    -----------------------------------------------------------------------------

                    1999                                                              $   168,877
                    2001                                                                  205,919
                    2002                                                                  214,715
                    2003                                                                   21,327
                    Thereafter                                                                  -
                                                                                      -----------

                                                                                      $   610,838
                                                                                      ===========

                    On February 24, 1999, the Company executed a line of credit agreement with a local bank. The line of credit is for a maximum amount of $500,000, has revolving payment terms, bears interest at prime plus 1% (8.75% at February 24, 1999), is collateralized by substantially all the Company's assets and is personally guaranteed by two stockholders.

4. CONVERTIBLE      At December 31, 1997, the Company had four $125,000
   DEBENTURE        convertible debenture notes outstanding. Three of the
   NOTES            notes totaling $375,000 were converted into preferred
                    stock in November 1998 pursuant to the Merger Agreement;
                    the remaining debenture note was repaid in January 1999.

5. DEFERRED         During 1998, the Company negotiated an agreement with a
   INCOME           supplier whereby the supplier agreed to forgive a note
                    payable with an outstanding balance of $262,022. Under the terms of the agreement, the forgiveness is cancelable if certain events occur, including the termination of a related agreement with cause. The Company has deferred the recognition of debt forgiveness income until the risk of repayment no longer exists and is expected to recognize 50% of the deferred income on November 30, 1999 and the balance on November 30, 2000, provided the agreement is still in effect on those dates. The agreement also provides for certain supplier marketing development funds received in January 1999 to be deferred over the same

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                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    period and recognized using the same percentages.

                    Deferred income also includes billed but unearned beeper service revenue as of December 31, 1998 and 1997 of $53,505 and $45,911, respectively.

6. PREFERRED STOCK  At December 31, 1998, the Company has outstanding 15 shares of Series A Preferred Stock, $1.00 par, and 50 shares of Series B Preferred Stock, $1.00 par, each with a face value of $25,000 per share. The holders of this preferred stock are entitled to receive, out of funds legally available therefor, cumulative dividends that begin accruing at the date of issuance at the annual rate of 7.5% based upon the initial purchase price of each share of Preferred Stock. No dividends shall be paid to holders of common stock unless all accrued dividends on the preferred stock have been paid. In the event that there is insufficient legally available funds to pay all dividends on the preferred stock, then the Company shall first pay all accrued dividends pro rata on the Series A Preferred Stock and Series B Preferred Stock. If there are sufficient funds to pay all of the dividends on the Series A Preferred Stock and Series B Preferred Stock, then and remaining funds shall be paid pro rata to the holders of Series C Preferred Stock. The Company has authorized but not issued any Series C Preferred Stock.

                    Call Feature

                    The Series A and Series B Preferred Stock are callable by the Company at any time. The Preferred Stock also carries a mandatory redemption feature whereby all outstanding Series A and Series B Preferred Stock is redeemable at par value five years after the issuance date. As a result of this provision, the Preferred Stock had been recorded outside of the stockholders' equity section of the Company's consolidated balance sheet at December 31, 1998.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    Conversion Rate

                    Each share of Series A and Series B Preferred Stock has a face value of $25,000 per share and is convertible into 4,166 shares of common stock, or $6.00 per common share ("Conversion Ratio"). The Restated Articles provide that the Conversion Ratio shall be adjusted for various corporate actions of the Company to protect the holders of the preferred stock against dilution, including, but not limited to, stock splits, stock dividends, mergers, reorganization and recapitalizations. The Conversion Ratio shall also be adjusted for the sale of any shares of common stock at a price of less than the conversion price, excluding stock options granted before the filing of the Restated Articles, of which there were none, or granted pursuant to a duly adopted stock option plan for which no more than 10% of the outstanding common stock shall be reserved for issuance.

                    Redemption

                    To the extent the Company has funds legally available therefor, the Company shall redeem each share of Series A and Series B Preferred Stock on that date exactly five years after the issuance of such share of preferred stock. To the extent the Company has funds legally available therefor, the Board of Directors of the Company may at any time, in its sole and absolute discretion, redeem by lot any series or portion of any series of the preferred stock. Redeemed shares of preferred stock shall revert to the status of authorized but unissued and may be redesignated and reissued.

                    Voting Rights

                    The Series A and Series B Preferred Stock shall be generally non-voting except as specifically provided for in the Restated Articles

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    and summarized below:

                    The vote of the majority of the Series A Preferred Stock shall be required for authorization of the following: (i) the issuance of any securities ranking senior to or in parity with the Series A Preferred Stock except for commercial debt incurred in the ordinary course of business;
                    (ii) any amendments, alterations or repeals of any provision of the Restated Articles affecting the rights or preferences of the Preferred Stock; (iii) any consolidation or merger (unless the Company survives and the capital is not changed); (iv) any transaction or series of transactions in which an excess of 50% of the Company's voting power is transferred; (v) any reclassification or recapitalization;
                    (vi) any dissolution, liquidation, or winding up of the Company; (vii) any sale of all or more than 50% of the assets of the Company or (viii) any agreement to do any of the foregoing.

                    The vote of the majority of the Series B Preferred Stock shall be required for authorization of the following: (i) the issuance of any securities ranking senior to or in parity with the Series B Preferred Stock except for commercial debt incurred in the ordinary course of business;
                    (ii) any amendments, alterations or repeals of any provision of the Restated Articles affecting the rights or preferences of the Preferred Stock; (iii) any consolidation or merger (unless the Company survives and the capital is not changed); (iv) any transaction or series of transactions in which an excess of 50% of the Company's voting power is transferred; (v) any reclassification or recapitalization;
                    (vi) any dissolution, liquidation, or winding up of the Company; (vii) any sale of all or more than 50% of the assets of the Company or (viii) any agreement to do any of the foregoing. Also, the Series B Preferred Stock shall have the right to elect 1/3 of the directors of the Board of Directors.

                    The vote of the majority of the Series C Preferred Stock shall be

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                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    required for authorization of any securities ranking senior to or in parity with the Series C Preferred Stock except for commercial debt incurred in the ordinary course of business.

                    In the event that the Company defaults on the payment of any dividend on or redemption of any series of preferred stock, then that series of preferred stock shall become fully voting on all matters submitted to a vote of the shareholders as if fully converted into common stock.

                    Liquidation

                    Upon any liquidation, dissolution or winding-up of the Company, distribution of the assets of the Company shall be made in the following order: (i) to the holders of Series A Preferred Stock, an amount equal to the initial purchase price plus accrued but unpaid dividends; (ii) to the holders of Series B Preferred Stock, an amount equal to the initial purchase price plus accrued but unpaid dividends; (iii) to the holders of the Series C Preferred Stock, an amount equal to the initial purchase price plus accrued but unpaid dividends; and (iv) pro rata to the holders of the preferred stock and common stock.

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

7. STOCK OPTIONS    Plan Options

                    Pursuant to 2Connect's Plan of Reorganization confirmed by the Bankruptcy Court on October 27, 1998, all outstanding stock options and stock option plans were terminated. Pursuant to the terms of the employment agreements with Messrs. McGinnis and Ralph, the Company adopted the Bobby Allison Wireless Corporation 1999 Stock Option Plan ("Option Plan") effective January 1, 1999. The Option Plan provides that the Company may grant options to purchase up to 10% of its outstanding common stock but in no event greater than 100,000 shares. On March 31, 1999, the Company granted stock options pursuant to the Option Plan to purchase 42,000 shares of common stock at $6.00 per share.

                    Non-Plan Options

                    The Company issued non-plan options to purchase 7,500 shares of common stock on December 31, 1998 pursuant to the execution of a license agreement (see Note 12). The value of these options as determined by the Black-Scholes valuation model was not material to the financial statements.

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                                             BOBBY ALLISON WIRELESS CORPORATION
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                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

8. RELATED PARTY    The Company had transactions with its stockholders and an
   TRANSACTIONS     affiliated company in which a stockholder has an ownership interest. These transactions included in the accompanying financial statements are summarized as follows:


                                                          1998        1997        1996
                                                      --------    --------    --------
                    STOCKHOLDERS:
                      Notes payable (Note 3)          $250,000    $140,000    $140,000
                      Accounts receivable                   --       1,200          --
                    AFFILIATED COMPANY:
                      Consulting fees paid              37,500     180,000     120,000
                      Noninterest bearing advances          --          --      60,774
                      Accounts receivable                   --       1,546          --
                                                      ========    ========    ========



9. INCOME TAXES     Deferred income taxes at December 31, 1998 and 1997 consist of the following:


                                                                1998        1997
                                                            --------    --------
                    CURRENT DEFERRED TAX ASSET:
                      Accounts receivable allowance         $ 24,000    $ 20,000
                    Total current deferred tax asset          24,000      20,000
                    Less valuation allowance                      --          --
                                                            --------    --------
                    Net current deferred tax asset            24,000      20,000
                                                            --------    --------
                    NONCURRENT DEFERRED TAX ASSETS:
                      Net operating loss carryforwards       137,000     205,000
                      Leasehold improvements                  19,000          --
                                                            --------    --------
                    Total noncurrent deferred tax assets     156,000     205,000
                    Less valuation allowance                      --          --
                                                            --------    --------
                    NET NONCURRENT DEFERRED TAX ASSET       $156,000    $205,000
                                                            ========    ========



                    At December 31, 1998, the Company had a net operating loss for income tax purposes of approximately $425,000, which expires in

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                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    2012, and its use to offset the Company's future taxable income will be limited each year under the provisions of
                    Section 382 of the Internal Revenue Code of 1986, as amended, based on the change in ownership that occurred upon the Effective date of the Plan of Reorganization.

                    Significant components of income tax expense (benefit) are as follows:

                                      1998          1997         1996
                                 ---------     ---------     --------
                    Deferred:
                      Federal    $  39,000     $(140,000)    $(14,000)
                      State          6,000       (36,000)     (35,000)
                                 ---------     ---------     --------
                                 $  45,000     $(176,000)    $(49,000)
                                 =========     =========     ========

                    Prior to June 1, 1996, the Company had elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Therefore, no federal or state income tax was imposed on the Company for that period.

                    The following summary reconciles differences from taxes at federal statutory rates with the effective rate:


                                                               1998   1997     1996
                                                               ----   ----     ----

                    Federal income taxes at statutory rates      34%   (34%)    (34%)
                    State taxes                                   5%    (5%)     (5%)
                    Graduated rates                              --     13%      13%
                    S Corporation status                         --     --        8%
                                                               ----   ----     ----

                    Taxes on income (benefit) at effective
                      rates                                      39%   (26%)    (18%)
                                                               ====   ====     ====

10. LEASES          The Company has entered into various leases for equipment, office and retail facilities. Future minimum lease payments under noncancelable operating leases at December 31, 1998 are:

                     Year ending December 31,
                     --------------------------------------------------------------------------
                     1999                                                            $  739,642
                     2000                                                               695,250
                     2001                                                               447,955
                     2002                                                               340,411
                     2003                                                               300,823
                     Thereafter                                                         743,377
                                                                                     ----------

                     Total minimum payments required                                 $3,267,458
                                                                                     ==========

                    Several retail facility lease agreements provide for additional lease payments based upon various operating expenses of the lessor. These amounts have been estimated for future periods utilizing amounts charged in 1998. Rent expense for the years ended December 31, 1998, 1997 and 1996 was $757,236, $518,093 and $264,921, respectively.

11. PROFIT-SHARING  The Company adopted a 401(k) profit sharing plan during 1997
    PLAN covering substantially all employees. Participants may contribute up to the lesser of 10% of their annual compensation or the maximum amount allowable under provisions of the Internal Revenue Code. The Plan requires Company contributions equal to 25% of each participant's contribution up to 5% of compensation. Company contributions to the plan were $6,398 and $4,820 for 1998 and 1997, respectively.

12. COMMITMENTS     License Agreement
    AND
    CONTINGENCY     The Company has a license agreement effective December 31,
                    1998 with Robert A. Allison a/k/a/ Bobby Allison ("Mr.
                    Allison"),

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                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                    the renown NASCAR driver, whereby the Company may utilize Mr. Allison's name in connection with its operations. Also, Mr. Allison is required to make eight personal promotional appearances and spend up to 48 hours on advertising campaigns such as television, radio or print advertisement.

                    The initial term of the license agreement is ten years, which commenced on December 31, 1998. The Company has options to renew the license agreement for five successive five-year terms for a total term (including the initial term) of 35 years. In consideration of this license and these services, the Company pays Mr. Allison a fixed annual fee of $36,000 per year during the first year and $48,000 per year for the following 9 years, $52,800 per year during the first five-year renewal period, $58,080 per year for the second five-year renewal period, $63,888 during the third five-year renewal period, $70,277 per year during the fourth five-year renewal period and $77,305 per year during the fifth five-year renewal period ("Fixed Fees").


                    In addition to the Fixed Fees, the Company will pay Mr. Allison a contingent fee equal to the difference between that amount which is equal to one-tenth of one percent of the Company's annual net sales, and the Fixed Fee for such year with respect to the Company's first $100 million of annual net sales plus that amount equal to three-hundredths of one percent of annual net sales over $100 million.

                    As part of the agreement, the Company also issued options (see Note 7) to the licensor to purchase 7,500 shares of the Company's common stock with an exercise price of $6.00 per share. The option is exercisable May 31, 1999 and expires 15 days after the termination of this agreement. The license agreement imposes certain restrictions on the options or, if exercised, the underlying common stock in the event of a breach in the license agreement by

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                                             BOBBY ALLISON WIRELESS CORPORATION
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                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

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                    the licensor.

                    Employment Agreements

                    On December 31, 1998, the Company entered into employment agreements with the Company's Chief Executive Officer and President (collectively "the Officers"). The employment agreements have an initial term of three years. Upon the expiration of the initial term, the employment agreements automatically renew for successive one-year terms unless sooner terminated by the Company or either Officer giving written notice 120 days prior to the commencement of such renewal term. During the first 12 months of the employment agreements, the Officers shall each receive a minimum annual base compensation of $135,000. At the end of such initial 12-month period and each 12-month period thereafter, the Company's Board of Directors shall review the Officers' annual salary to determine the next 12 months' annual compensation provided, however, that the Officers' annual salary shall be increased a minimum of 6% each year.


                    In the event that either Officer terminates their employment agreement for the Company's breach of its terms, then the Company shall pay the officer severance compensation equal to two-thirds (2/3) of the Officer's annual compensation at the time of the termination if during the initial three-year term and one-fourth (1/4) of the Officer's annual compensation at the time of the termination if during a renewal term.

                    The employment agreements require that the Board of Directors approve an incentive compensation plan which provides additional compensation to the Officers based upon the Company's net income and which, at a minimum, shall be equal to 2% of the Company's net income for any applicable employment year. In the event that either Officer terminates the employment agreement for

                                             BOBBY ALLISON WIRELESS CORPORATION
                                                                 AND SUBSIDIARY

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

================================================================================

                       the Company breach of its terms, then the Company shall pay the Officer severance compensation equal to two-thirds of the Officer's annual compensation at the time of the termination if during the initial three-year term and one-fourth of the Officer's annual compensation at the time of the termination if during a renewal term.

                       Medical Insurance Plan

                       The Company self insures a portion of its employee medical insurance plan. Expense is based on payments made plus estimates of unpaid claims. Any claims exceeding approximately $5,000 are covered by insurance.

13. SUPPLEMENTAL CASH  Supplemental cash flow information is as follows:
    FLOW INFORMATION


                    Year ended December 31,                          1998          1997        1996
                                                                ---------     ---------    --------
                    Cash paid for interest                      $ 128,838     $ 143,708    $ 86,032
                                                                =========     =========    ========

                    Noncash financing and investing
                      activities:
                      Conversion of debentures into Series A
                        preferred stock                         $(375,000)    $      --    $     --
                      Conversion of debentures into Series B
                        preferred stock                          (140,000)           --          --
                      Forgiveness of note payable classified           --                        --
                        as deferred revenue                      (262,022)
                      Accrued preferred stock dividends            13,736            --          --
                      Record acquisition:
                        Prepaid expenses                           (1,789)           --          --
                        Fixed assets                             (175,000)           --          --
                        Goodwill                                 (335,626)           --          --
                        Accrued expenses                          142,202            --          --
                        Debenture notes payable                   250,000            --          --
                        Other notes payable                        10,838            --          --
                                                                =========     =========    ========

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.

                                                                        CONTENTS

================================================================================





FINANCIAL STATEMENTS:

      Balance Sheet                                                        59
      Statements of Operations                                             61
      Statements of Cash Flows                                             62
      Notes to Financial Statements                                        63

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.

                                                                   BALANCE SHEET

================================================================================



September 30,                                              1998
                                                    -----------
                                                    (unaudited)
ASSETS
CURRENT:
  Cash                                              $   102,960
  Accounts receivable                                   436,239
  Prepaid expenses                                        5,271
  Inventories                                           353,282
  Deferred income taxes                                  20,000
                                                    -----------

         TOTAL CURRENT ASSETS                           917,752
                                                    -----------

LEASEHOLD IMPROVEMENTS AND EQUIPMENT, at cost:
  Property and equipment                                680,669
  Less accumulated depreciation                        (277,523)
                                                    -----------

         NET PROPERTY AND EQUIPMENT                     403,146
                                                    -----------

OTHER ASSETS:
  Deferred tax asset                                    246,000
  Deposits                                               18,230
                                                    -----------

         TOTAL OTHER ASSETS                             264,230
                                                    -----------

                                                    $ 1,585,128
                                                    ===========

                       See accompanying notes to unaudited financial statements.

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.


                                                                   BALANCE SHEET

================================================================================


September 30,                                              1998
                                                    -----------
                                                    (unaudited)
CURRENT LIABILITIES:
  Accounts payable                                  $   364,332
  Accrued expenses                                      105,042
  Deferred income                                       312,357
  Current maturities of long-term debt                  508,383
  Current maturities of convertible debentures          125,000
                                                    -----------

         TOTAL CURRENT LIABILITIES                    1,415,114

LONG-TERM LIABILITIES:
  Long-term debt, less current maturities               500,000
  Convertible debentures                                675,000
                                                    -----------

         TOTAL LIABILITIES                            2,590,114
                                                    -----------

CAPITAL DEFICIT:
  Common stock                                               43
  Additional paid-in capital                              2,287
  Deficit                                            (1,000,816)
  Treasury stock                                         (6,500)
                                                    -----------

         TOTAL CAPITAL DEFICIT                       (1,004,986)
                                                    -----------

                                                    $ 1,585,128
                                                    ===========

                       See accompanying notes to unaudited financial statements.

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.


                                                        STATEMENTS OF OPERATIONS
================================================================================


Nine months ended September 30,                            1998              1997
                                                    -----------       -----------
                                                    (unaudited)       (unaudited)

REVENUES                                            $ 5,604,844       $ 3,400,911

COST OF SALES                                         2,991,125         1,882,724
                                                    -----------       -----------

         Gross profit                                 2,613,719         1,518,187
                                                    -----------       -----------

OPERATING EXPENSES:
  Selling, general and administrative expenses        2,316,789         1,586,179
  Depreciation and amortization                         149,214           107,052
                                                    -----------       -----------

         Total operating expenses                     2,466,003         1,693,231
                                                    -----------       -----------

         Operating income (loss)                        147,716          (175,044)
                                                    -----------       -----------

OTHER INCOME (EXPENSE):
  Interest expense                                     (237,633)         (148,384)
  Interest income                                         5,014            14,785
  Other                                                 (29,254)          (30,159)
                                                    -----------       -----------

         Total other expense                           (261,873)         (163,758)
                                                    -----------       -----------

LOSS BEFORE TAXES ON INCOME                            (114,157)         (338,802)

INCOME TAX (EXPENSE) BENEFIT                             41,000           130,000
                                                    -----------       -----------

NET LOSS                                            $   (73,157)      $  (208,802)
                                                    ===========       ===========


                       See accompanying notes to unaudited financial statements.

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.


                                                        STATEMENTS OF CASH FLOWS

================================================================================


Nine months ended September 30,                                              1998            1997
                                                                        ---------       ---------
                                                                        (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $ (73,157)      $(208,802)
  Adjustments to reconcile net loss to net cash used for operating activities:
      Depreciation and amortization                                       149,214         107,052
      Cash provided by (used for):
        Accounts receivable                                               (27,262)         17,509
        Prepaid expenses                                                   (5,271)        114,401
        Inventories                                                        98,736         134,787
        Deposits                                                           (3,849)        (23,445)
        Deferred tax assets                                               (41,000)       (130,000)
        Accounts payable                                                 (466,278)        160,278
        Accrued expenses                                                  (15,965)        (92,301)
        Deferred income                                                     4,424           3,444
                                                                        ---------       ---------

Net cash used for operating activities                                   (380,408)         82,923
                                                                        ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of leasehold improvements and equipment                       (111,112)        (62,359)
                                                                        ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of convertible debt                              300,000              --
  Net borrowings (repayment) on long-term debt                            292,430         (21,565)
                                                                        ---------       ---------

Net cash provided by financing activities                                 592,430         (21,565)
                                                                        ---------       ---------

NET INCREASE (DECREASE) IN CASH                                           100,910          (1,001)

CASH, beginning of period                                                   2,050           6,869
                                                                        ---------       ---------

CASH, end of period                                                     $ 102,960       $   5,868
                                                                        =========       =========

                       See accompanying notes to unaudited financial statements.

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.


                                                   NOTES TO FINANCIAL STATEMENTS

===============================================================================

1. FINANCIAL        The financial statements included herein have been prepared
   STATEMENTS       without audit, pursuant to the rules and regulations of the
                    Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

                    The financial statements for the interim periods included herein, which are unaudited, include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position and results of operations of Bobby Allison for the periods presented. The results of operations for interim periods should not be considered indicative of results to be expected for the full year.


2. BUSINESS AND     Bobby Allison Cellular Systems of Florida, Inc. ("Bobby
   SUBSEQUENT       Allison") owned and operated mall-based specialty retail
   EVENT            locations and one direct marketing location in the state of
                    Florida offering cellular and pager service under the names
                    "Bobby Allison Wireless" and "Bobby Allison Cellular." On
                    December 31, 1998, pursuant to a merger agreement, Bobby
                    Allison merged with and into Bobby Allison Wireless, Inc., formerly "2Connect Acquisition Corp." ("Acquisition") a wholly-owned subsidiary Bobby Allison Wireless Corporation, formerly "2Connect Express, Inc."("2Connect").

                    Pursuant to the merger agreement, Bobby Allison merged with and into Acquisition on at 11:59 p.m. on December 31, 1998 under the following terms:



                       (i) Acquisition survived the merger, remained a wholly
                           owned subsidiary of 2Connect and changed its name to "Bobby

                                 BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC.


                                                   NOTES TO FINANCIAL STATEMENTS

===============================================================================


                    Allison Wireless, Inc.";


             (ii) the two holders of all of the common stock of Bobby Allison each received 175,000 shares of the common stock of 2Connect (in the aggregate, 350,000 shares representing approximately 73% of the 480,000 shares of Common Stock of 2Connect after the merger) and a $125,000 debenture (or $250,000 in the aggregate) bearing interest at 7.5% per annum, with principle and interest payable quarterly at $11,729 over three years;

             (iii) holders of preferred stock in Bobby Allison received equivalent preferred stock in 2Connect that is convertible into 270,790 shares of common stock, of which the two former shareholders of Bobby Allison own preferred stock convertible into 24,996 shares of common stock;

             (iv) the officers of 2Connect resigned and the two former stockholders of Bobby Allison were appointed officers of 2Connect;

             (v) on March 1, 1999, 2Connect changed its name to Bobby Allison Wireless Corporation.

             Upon the consummation of the merger, the former stockholders of Bobby Allison obtained approximately 73% of the voting rights of the 2Connect. Although Bobby Allison merged into Acquisition, the transaction was accounted for as a purchase of 2Connect by Bobby Allison (a reverse acquisition in which Bobby Allison is considered the acquirer for accounting purposes), since the stockholders of Bobby Allison obtained a majority of the voting rights of 2Connect as a result of this transaction. Accordingly, the historical financial statements of the 2Connect for the periods prior to the time of the merger are those of Bobby Allison.

(b) PRO FORMA financial information:

2Connect Express, Inc. Pro Forma Combined Financial Statements

The following unaudited pro forma combined financial statements of the Registrant includes the historical financial statements of 2Connect Express, Inc. for the fiscal year ended January 31, 1998 (its most recent year end prior to the Merger) and the nine months ended October 31, 1998, the historical financial statements, of Bobby Allison for the year ended December 31, 1997 and the nine months ended September 31, 1998 and the application of pro forma adjustments to those financial statements to reflect the transaction described in Item 1 which gives effect to this transaction as if it had occurred as of February 1, 1997.

Upon the consummation of the Merger described in Item 1, the former stockholders of Bobby Allison obtained approximately 73% of the voting rights of the Registrant. Although Bobby Allison merged into a wholly-owned subsidiary of the Registrant, the transaction was accounted for as a purchase of the Registrant by Bobby Allison (a reverse acquisition in which Bobby Allison is considered the acquirer for accounting purposes), since the stockholders of Bobby Allison obtained a majority of the voting rights of the Registrant as a result of this transaction.

A purchase price of $501,578 was computed by adding the value of the 350,000 shares of 2Connect Express, Inc.'s common stock of $109,375 issued to the stockholders of Bobby Allison, acquisition costs of $142,203 and the value of the debentures issued to the former stockholders of Bobby Allison of $250,000. The purchase price was then allocated to the assets purchased and liabilities assumed based upon the fair values at the date of transaction. The excess of the purchase price over the fair value of the net assets acquired totaled $335,627 and has been recorded as goodwill that will be amortized on a straight line basis over 10 years.

Upon the consummation of the merge, the Registrant changed its year-end to December 31. The historical balance sheet of Bobby Allison as of December 31, 1998 included in Item 7.a gives effect to the Merger, therefore a pro forma combined balance sheet is not presented in Item 7.b.

The pro forma combined financial statements are derived from, and should be read in conjunction with, the companies' historical financial statements set forth in
Item 7(a) and Form 10-QSB filed by 2Connect Express, Inc. for the quarter ended October 31, 1998. The pro forma combined financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported had the transaction been consummated on the dates indicated, or which may be reported in the future.


                             2Connect Express, Inc.
                          Unaudited Pro Forma Combined
                             Statement Of Operations

                                                                             Year Ended
                                                  -------------------------------------------------------------
                                                            Historical                    Pro Forma
                                                  -----------------------------    ----------------------------

                                                  1-31-98         12-31-97
                                               --------------   -------------
                                                 2Connect       Bobby Allison       Adjustments      As Adjusted
                                               --------------   -------------      ------------      ------------
Revenues                                         3,773,246       $ 4,800,396     $         -         $ 8,573,642
Cost of goods sold                              (3,753,331)       (2,680,028)              -          (6,433,359)
                                                ----------       -----------     -----------         -----------
Gross profit                                        19,915         2,120,368               -           2,140,283
                                                ----------       -----------     -----------         -----------
Operating expenses:
   Selling, general and administrative expenses  7,973,325         2,529,953          30,781 (1)(2)   10,534,059
   Depreciation                                    294,472           125,591               -             420,063
                                                ----------       -----------     -----------         -----------
        Total operating expenses                 8,267,797         2,655,544          30,781          10,954,122
                                                ----------       -----------     -----------         -----------
Loss from operations                            (8,247,882)         (535,176)        (30,781)         (8,813,839)
                                                ----------       -----------     -----------         -----------
Other income (expense):
   Interest expense                                 (3,721)         (153,651)         47,500 (3)        (109,872)
   Interest income                                 124,422            11,049               -             135,471
   Other income                                      4,888               334               -               5,222
                                                ----------       -----------     -----------         -----------
                                                   125,589          (142,268)         47,500              30,821
                                                ----------       -----------     -----------         -----------
Net loss before taxes on income                 (8,122,293)         (677,444)         16,719          (8,783,018)
Income tax benefit                                       -           176,000               -             176,000
                                                ----------       -----------     -----------         -----------
Income loss                                     (8,122,293)         (501,444)         16,719          (8,607,018)

Preferred stock dividends                                -                 -         (38,625)(4)         (38,625)
                                                ----------       -----------     -----------         -----------
Income income (loss) available to common
    stockholders                                (8,122,293)         (501,444)        (21,906)         (8,645,643)
                                                ==========       ===========     ===========         ===========



Earnings Per Share
     Basic and dilutive                        $    (62.48)                                          $    (18.01)

Weighted average common shares outstanding:
        Basic and dilutive                         130,000                           350,000             480,000 (5)
                                                ==========                       ===========         ===========

---------------------------

Footnotes:
----------

(1) Includes amortization expense of $33,563 based on a 10 year expected life of goodwill.

(2) Includes a $2,782 decrease in officers compensation resulting from employment agreements executed in the Merger.

(3) Assumes an increase in interest expense related to two $125,000 debentures issued as part of the merger ($250,000 in the aggregate) with interest at 7.5% and principle payable quarterly and a reduction in interest expense related to the conversion of $515,000 in debentures and subordinated notes into preferred stock.

(4) Represents dividends on Series A and B Preferred Stock as if certain debentures were converted to Preferred Stock at February 1, 1997 rather then in November 1998.

(5) Calculated using 2Connect Express, Inc.'s 30,000 new shares issued upon the effective date of the Plan of Reorganization, 100,000 new shares issued to a subsidiary of Sterne Agee & Leache, Inc. and 350,000 new shares issued as a result of the Merger. Shares outstanding prior to the effective date of the Plan of Reorganization were not included in this calculation as all former stockholders interests were forever cancelled and exstingished as a result of the Plan of Reorganization.

                            2 CONNECT EXPRESS, INC.
                          UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS

                                                                         Nine Months Ended
                                                  ----------------------------------------------------------------
                                                            Historical                    Pro Forma
                                                  -------------------------------    -------------------------------

                                                    10-31-98           9-30-98
                                                  ------------     --------------
                                                   2Connect(1)     Bobby Allison        Adjustments        As Adjusted
                                                  ------------     --------------       -----------       ------------
Revenues                                          $    878,730        $ 5,604,844         $      -        $ 6,483,574
Cost of goods sold                                    (718,773)        (2,991,125)               -         (3,709,898)
                                                  ------------        -----------         --------        -----------

Gross profit                                           159,957          2,613,719                -          2,773,676
                                                  ------------        -----------         --------        -----------
Operating expenses:
   Selling, general and administrative expenses      1,201,783          2,316,789           23,085 (2)(3)   3,541,657
   Depreciation                                         56,444            149,214                -            205,638
                                                  ------------        -----------         --------        -----------
        Total operating expenses                     1,258,227          2,466,003           23,085          3,747,315
                                                  ------------        -----------         --------        -----------

Income (loss) from operations                       (1,098,270)           147,716          (23,085)          (973,639)
                                                  ------------        -----------         --------        -----------
Other income (expense):
   Interest expense                                     (6,856)          (237,633)          32,250 (4)       (212,239)
   Interest income                                      14,964              5,014                -             19,978
   Other income                                              -            (29,254)               -            (29,254)
                                                  ------------        -----------         --------        -----------
                                                         8,108           (261,873)          32,250           (221,515)
                                                  ------------        -----------         --------        -----------

Net loss before taxes on income                     (1,090,162)          (114,157)           9,165         (1,195,154)
Income tax expense                                           -             41,000                -             41,000
                                                  ------------        -----------         --------        -----------

Income income (loss)                                (1,090,162)           (73,157)           9,165         (1,154,154)

Preferred stock dividends                                    -                  -          (18,674)(5)        (18,674)
                                                  ------------        -----------         --------        -----------

Income income (loss) available to common
    stockholders                                    (1,090,162)           (73,157)          (9,509)        (1,172,828)
                                                  ============        ===========         ========        ===========




Loss Per Share
     Basic and diluted                            $      (8.39)                                           $     (2.44)

Weighted average common shares outstanding:
     Basic and diluted                                 130,000                             350,000            480,000 (6)
                                                  ============                            ========        ===========

------------------------
Footnotes:
----------

(1) Amounts based on Form 10-QSB filed by 2Connect Express, Inc. for the quarter ended October 31, 1998. Adjusted to record the effects of adjustments made to the Registrant's financial statements for the year ended January 31, 1998 and exclusive of extraordinary income of $10,413,714 related from the Registrant's discharge from bankruptcy on October 27, 1998. The year end adjustments resulted in a reduction in cost of goods sold of $71,771 and operating expenses of $33,760 for the nine months ended October 31, 1998.

(2) Includes amortization expense for nine months of $25,172 based on a 10 year expected life of goodwill.

(3) Includes a $2,087 decrease in officers compensation resulting from employment agreements executed in the Merger.

(4) Assumes an increase in interest expense related to two $125,000 debentures issued as part of the merger ($250,000 in the aggregate) with interest at 7.5% and principle payable quarterly and a reduction in interest expense related to the conversion of $515,000 in debentures into preferred stock.

(5) Represents dividends on Series A and B Preferred Stock as if certain debentures were converted to Preferred Stock at February 1, 1997 rather then in November 1998.

(6) Calculated using 2Connect Express, Inc.'s 30,000 new shares issued upon the effective date of the Plan of Reorganization, 100,000 new shares issued to a subsidiary of Sterne Agee & Leache, Inc. and 350,000 new shares issued as a result of the Merger. Shares outstanding prior to the effective date of the Plan of Reorganization were not included in this calculation as all former stockholders interests were forever cancelled and exstingished as a result of the Plan of Reorganization.

(c) Exhibits

         2.1 Merger Agreement by and among 2Connect Express, Inc., 2Connect Acquisition Corp., Bobby Allison Cellular Systems of Florida, Inc., and all of the Shareholders of Bobby Allison Cellular Systems of Florida, Inc. (Robert L. McGinnis and James L. Ralph) dated May 1, 1998.(1)

         2.2 Amendment to Merger Agreement by and among 2Connect Express, Inc., 2Connect Acquisition Corp., Bobby Allison Cellular Systems of Florida, Inc., and all of the Shareholders of Bobby Allison Cellular Systems of Florida, Inc. (Robert L. McGinnis and James L. Ralph) dated October 26, 1998.(1)

         2.3 Articles of Merger of 2Connect Express, Inc. filed December 31, 1998.(1)

         3.1 Articles of Amendment to the First Restated and Amended Articles of Incorporation of 2Connect Express, Inc. filed December 28, 1998.(1)

         10.1 Employment Agreement by and between the Registrant and Robert L. McGinnis effective December 31, 1998.(1)

         10.2 Employment Agreement by and between the Registrant and James L. Ralph effective December 31, 1998.(1)

(1) Previously filed with the initial Form 8-K reporting such event filed on January 8, 1999.



ITEM 8.  CHANGE IN FISCAL YEAR

         The Merger described in Item 1 and Item 2 above results in a change of control of the ownership of the Registrant. As a result of this change in control, the historical financial statements of the Registrant became the historical financial statements of Bobby Allison. Consequently, the Registrant's fiscal year automatically changed to December 31 from January 31 effective upon the completion of the Merger on December 31, 1998. The report covering the transition period will be filed on the Form 10-KSB for the year ended December 31, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned hereunto duly authorized.


                                      2CONNECT EXPRESS, INC.,
                                      (Registrant)


                                      /s/ ROBERT L. MCGINNIS
                                      -----------------------------------------
                                      Robert L. McGinnis, Chairman of the Board
                                      and Chief Executive Officer


DATE: June 2, 1999

                                  EXHIBIT INDEX



                                                                                    Sequentially
Exhibit Number                      Description                                     Numbered Page
--------------                      -----------                                     --------------
 2.1             Merger Agreement by and among 2Connect Express,
                 Inc., 2Connect Acquisition Corp., Bobby Allison
                 Cellular Systems of Florida, Inc., and all of the
                 Shareholders of Bobby Allison Cellular Systems of
                 Florida, Inc. (Robert L. McGinnis and James L. Ralph)
                 dated May 1, 1998.(1)

 2.2 Amendment to Merger Agreement by and among 2Connect Express, Inc., 2Connect Acquisition
                 Corp., Bobby Allison Cellular Systems of
                 Florida, Inc., and all of the Shareholders of Bobby Allison Cellular Systems of
                 Florida, Inc. (Robert L. McGinnis and James L.
                 Ralph) dated October 26, 1998.(1)

 2.3             Articles of Merger of 2Connect Express, Inc. filed
                 December 31, 1998.(1)

 3.1             Articles of Amendment to the First Restated and
                 Amended Articles of Incorporation of 2Connect
                 Express, Inc. filed December 28, 1998.(1)

10.1             Employment Agreement by and between the
                 Registrant and Robert L. McGinnis effective
                 December 31, 1998.(1)

10.2             Employment Agreement by and between the
                 Registrant and James L. Ralph effective
                 December 31, 1998.(1)


(1) Previously filed with initial Form 8-K reporting such event filed January 8, 1999.
